PART II: INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

SOCIAL INVESTMENT HOLDINGS, INC

2,500,000 SHARES OF COMMON STOCK AT $10.00 PER SHARE

$25,000,000

This is the initial offering of common stock (the “Shares”) of Social Investment Holdings, Inc., a Florida corporation (hereinafter sometimes referred to as “SIH", the "Company, "we", "us" and "our"). We are offering for sale a total of 2,500,000 Shares of our common stock at a fixed price of $10.00 per share (the "Selling Price") for the duration of this offering (hereafter, the “Offering”).  The Offering is being conducted on a web platform offering, self-underwritten basis, by Silicon Prairie Capital Partners LLC (“SPCP”), a nationally licensed broker dealer with a platform for the sale of Company shares.  SPCP will not be obligated to purchase or sell any amount of shares in the Offering (See Silicon Prairie Portal Agreement, Exhibit 1 – Part III.)  If successful in the Offering, the Company anticipates the broker dealer will be paid a commission of Shares sold ranging from 5% (on the 1st million), 4% (on the 2nd million), 3% (on up to $5 million) and 1% thereafter. Company officers will not receive commissions or any other remuneration from any such sales. Unless earlier terminated, the initial offering period will be up to twelve (12) months from the date hereof.   In the sole discretion of the Company, the Offering can be extended (with appropriate amendments, if applicable, to the Company’s Offering Statement filed with the SEC).

At the present time, there is no public market for the Company’s securities, and none is expected to develop until concurrent with (or following) the closing of this Offering. (See “Risk Factors - The Company intends to list Shares for trading on the highest secondary market for which it qualifies.”)

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares offered for sale under this Offering involves a high degree of risk. You should purchase Company securities only if you can afford losing your entire investment. (See “Risk Factors” beginning on page 5 of this Offering.) For example, prior to the Offering, individual officers, directors, advisors and more than 5% shareholders (the "Principal Stockholders") owned in the aggregate approximately 80% of the Shares. (See "Security Ownership of Certain Beneficial Owners and Management.") Upon completion of the Offering, the Principal Stockholders' and their affiliates aggregate ownership Shares in the Company will permit them to retain approximately 60% of the Shares, assuming the $25,000,000 maximum is raised. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to the Company's stockholders (particularly if significantly less than the $25,000,000 maximum is raised).

The minimum purchase for a given investor is $100; additional purchases by existing Shareholders in this Offering may be made in increments of $100.

	Price to the Public	Underwriting Discount and Commissions	Proceeds to Issuer (2)	Proceeds to Other Persons
Per Share (2)	$10.00	(1)	$10.00	(1)
Assumed Amount (3)	$2,000,000	(1)	$2,000,000	(1)
Total Maximum:	$25,000,000	(1)	$25,000,000	(1)

(1)  The Shares are being offered pursuant to Regulation A (Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings) The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. (See "Plan of Distribution."). The Shares may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA") or through other independent referral sources to the extent permitted by applicable law. As of the date of this Offering Circular, we will be using SPCP as outlined above. Selling commissions may be paid to broker-dealers who are members of FINRA with respect to sales of Shares made by them and, to the extent legally permitted, compensation may be paid to consultants and finders in connection with the offering of Shares. We will indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. We may enter into administrative and escrow agreements with FINRA member broker-dealers or other firms in connection with the Offering, for which we may pay fees and issue warrants as compensation.

(2) The amounts shown are before deducting organization and offering costs to us which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the Offering of the Shares. (See "Use of Proceeds" and "Plan of Distribution.")

(3)  As described in this Offering Circular, this Offering has no minimum offering or escrow. However, for purposes of disclosures relating to applicable calculations (dilution, for example), we believe we will raise at least $2MM (and therefore characterize as an “Assumed Amount” Offering).

We are providing the disclosure in the format prescribed by Part II of Form 1-A.

Social Investment Holdings, 5727 NW 17 Ave., Miami, Florida 33142 (305) 351-2407)

The date of this Offering Circular is February__ , 2024

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THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH, IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY, OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[Balance of Page Intentionally Left Blank.]

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OFFERING SUMMARY AND RISK FACTORS

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Offering Circular. Prospective investors should consider carefully the information discussed under "Summary of Offering and Risk Factors.” An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Advice of Forward-Looking Statements

There are various sections of this Offering Circular that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as "believe", "intend", "expect", "anticipate", "plan", "may", "will", and similar expressions (in either their singular or plural forms) to identify forward-looking statements. All forward-looking statements, including, but not limited to, projections or estimates concerning any former business or plan of operations, including demand for our products and services, mix of revenue streams, ability to control and/or reduce operating expenses, anticipated operating results, cost savings, product development efforts, general outlook of our business and industry, our business, competitive position, adequate liquidity to fund our operations and meet our other cash requirements, are inherently uncertain as they are based on our management's expectations and assumptions concerning such future events. These forward-looking statements are subject to numerous known and unknown risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those we anticipate and convey by the use of such forward-looking statements, and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular are made as of the date hereof, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

This Summary highlights material information contained elsewhere in this Offering Circular. This Summary does not contain all the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire Offering Circular carefully, including the "Summary and Risk Factors" section, the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section, the financial statements and the notes to the financial statements.

THE COMPANY OFFERING TERMS OVERVIEW

The Company was incorporated in Florida on January 27, 2017, primarily to seek to provide a method of unifying the investment of funds within minority communities in the United States of America (U.S.) and underserved communities in Africa, the Caribbean and Latin America. The Company expanded its focus after riots erupted in cities around the U.S., after a series of killings of Black men in police custody in May 2020 and continuing to date. This focus extends to the economic benefits of business ownership to previously disadvantaged people in a socially responsible manner and to providing investment capital to companies and individuals of primarily previously disadvantaged organizations. The Company believes those businesses and individuals suffered the highest negative impact. The Company’s expanded strategy, after recognizing the limited capital available to its target population, led to the strategy of issuing shares of its common stock (the “Shares”).

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Securities

2,500,000 Shares having an aggregate offering price of $25,000,000 are being offered at $10.00 per Share (the “Selling Price”) during this offering period. (See "Plan of Distribution" and Cover Page, respectively.)

Offering Period

As described in greater detail in "Plan of Distribution" and on the Cover Page, the Offering begins on the date of this Offering Circular and may continue for up to twelve (12) months thereafter, unless earlier terminated. Subject to pertinent securities requirements (including periodic amendments with the SEC), the Company expects to update this Offering after its initial 0ffering period if the $25,000,000 maximum is not achieved.

Minimum Subscription

The minimum purchase during this Offering for a given investor is $100 and multiples thereof. Unless there is a material change in the terms of the Offering, which is permitted only by amendment to this Offering Circular and associated Offering Statement, subscriptions are irrevocable. (See “Investment Requirements”, “Plan of Distribution–Subscriptions” and the “Subscription Agreement.”)

Risks and Conflicts of Interest

An investment in the Company involves substantial risks due in part to the costs the Company will incur and given the highly speculative nature of the Company’s initial business sectors of operation through joint ventures. Risks inherent in investing in the Company are discussed under “Risk Factors” below.

Plan of Distribution

The Shares are being offered during this Offering on a best-efforts basis respectively  by the Company through (i) Julius V. Jackson Sr., President of the Company, and Kenneth Timbrook, Secretary of the Company and (ii) the Silicon Prairie crowdfunding platform. Mr. Jackson and Mr. Timbrook will drive interested parties to the SPCP portal for share purchases. The Company has enlisted the broker dealer/selling agent (SPCP) as outlined above, using a securities portal platform. A negotiated commission (on a sliding scale of 5% on the 1st million declining to 1% after the first $5MM is raised) will be paid on the Shares sold through the Silicon Prairie platform. (See Silicon Prairie Portal Agreement, Exhibit 1 to the Form 1-A Offering Statement – Part III).

Use of Proceeds

The proceeds of this Offering will be applied to joint ventures and/or start-ups outlined herein and for working capital purposes. More specifically, the Company intends to offer revenue generating ventures through the following:  a) fund management for business development of indigenous Africans and minority owned businesses (see Sovereign Asset Management and Blackstar Management joint venture); b) construction (see Land America Holdings Group joint venture) which includes construction management activities, and development projects from real estate, in America and sub-Saharan Africa; , c) manufacturing of semi-conductors and other products in the USA by L.L. Burge and Associates (see LL Burge & Associates Joint Venture)  in collaboration with Historically Black Colleges and Universities, (“HBCU’s”) capitalizing on the Chips Act and other U. S. Government funded programs designed to increase jobs and manufacturing in the USA rather than overseas; d) revenue from production of food and food sales through a business certified by USDA, FDA and ultimately the Society of Quality Assurance (SQA), the highest certification available for safety of food for sale globally (see Fedwel joint venture) and e) mining and natural resources (see Africo American Joint Venture) to serve as the foundation for significant Black and Hispanic natural resource ownership in the USA and sub-Saharan Africa. The Company will seek to meet the expanding needs of ethnic communities for financial literacy, employment, business creation and ownership, as well as services tailored to those specific communities. The Company plans to expand the products and services contemplated in its business plan as revenue is earned. If the Company reaches the maximum offering, all of the projects are expected to be executed. Management believes that revenues and asset growth, as well as “market reach,” will accrue to the Company and the joint venture partners for reinvestment within the first two years of implementation of the projects. The Company also expects to guide each of the joint ventures to the sixty-billion-dollars Build Act funding for developing countries, which could, within an 18-month period, provide leverage funding which could provide income to the Company through an exit vehicle. Additionally, as the Company increases its revenues in the Americas, investment in business opportunities in Africa (where the indigenous population can participate in sub-contracting opportunities provided by the Company) will serve as the foundation for the creation of indigenous African-owned businesses. (See “Application of Proceeds” and “The Company.”)

Post-Offering Securities Outstanding

If the $25,000,000 Offering is fully subscribed, the number of Shares outstanding will increase from 7,500,000 to 10,000,000. If the assumed $2,000,000 (200,000 Shares) is achieved, the number of Shares outstanding would be increased to 7,700,000. (See “Capitalization.”)

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SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which has been derived from audited financial statements included elsewhere in this Offering, reflects the operations of the Company for its limited operating history as of and for the six months ended September 30, 2023. This information should be read in conjunction with the financial statements) and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”.

Current Assets	54,366
Non-current Assets	288,950
Current liabilities	2,866,258
Long Term Liabilities	0
Gross Profit	0
Net Loss	(128,650)

Since its inception the Company has not generated any revenue and has incurred losses. The auditors have included a going concern paragraph in their opinion and the Company has included a going concern footnote to its financial statements, both of which conclude that there is substantial doubt about the Company’s ability to continue as a going concern.

RISK FACTORS

Prospective investors should consider carefully, in addition to the other information contained in this Offering, the following factors before purchasing the Shares offered hereby. Purchase of the Shares offered hereby should be made only by those persons who can afford to bear the risk of a total loss of their investment. The Company reserves the right to reject any subscription in whole or in part.

1)

THE COMPANY, IN THE EARLY STAGES OF DEVELOPMENT, HAS A LIMITED HISTORY OF OPERATIONS AND MINIMAL CAPITAL RESOURCES, WHICH ARE INADEQUATE TO FULLY IMPLEMENT ITS BUSINESS PLAN. IN ADDITION, UNFORESEEN MARKET FLUCTUATIONS CAN ADD TO THE VOLATILITY OF THE COMPANY’S JOINT VENTURES PRODUCTION PLANS, WHICH COULD ADVERSELY AFFECT THE COMPANY’S CAPABILITY TO PERFORM. IF ADDITIONAL FINANCING IS REQUIRED BUT NOT OBTAINED, OR MARKET CONDITIONS DO NOT IMPROVE, THE INVESTOR RISKS LOSING ALL OR PART OF THEIR INVESTMENT. The Company is in the early stage of development and has only a limited history of operations. (See "The Company -- General" and "Conflicts of Interest.") To the extent that the Company implements its Joint Venture production plans, a possible change of management within the Joint Venture partners or key personnel could cause delays in the execution of the business plan. The Company's business could be subject to lack of materials or additional financing, should an order larger than the Company’s ability to finance, extend the time it takes for the Company to produce product as well as encountering all of the problems, expenses, delays and risks inherent in a new business enterprise (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below "Risk Factors -- Reliance on Management.") In addition, the Company's future success will depend upon factors which may be beyond its control or which cannot be predicted at this time and could cause investors to lose all of their investment. The Company might not achieve profitability in the future. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See "Management's Discussion and Analysis of Financial Conditions and Results of Operations.") Moreover, the Company's minimal capital resources are not adequate to fully implement its business plan. If the Company achieves only the assumed $2,000,000 associated with this Offering, the Company is expected to be sustainable for approximately 12-18 months without additional financing. Thereafter, if additional financing is required but not obtained, the investor risks losing all or part of his/her investment. Conversely, if the Company achieves the $25,000,000 maximum offering associated with this Offering, there will be no additional financing required for the foreseeable future to implement the Company’s current business plan. If additional financing in fact, is required, it might not be available to the Company if and when required, or on terms acceptable to the Company. If such additional financing is not available, the Company might have to sell additional stock which might result in substantial dilution of the equity interests of existing shareholders.

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2)

GOING CONCERN REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS RAISE DOUBT AS TO THE COMPANY’S ABILITY TO CONTINUE OPERATION WITHOUT FUNDS FROM THE OFFERING AND THEREFORE THE INVESTORS COULD LOSE THEIR INVESTMENT. The factors described above in “Limited History of Operations: Historical Net Losses . . .” raise substantial doubt about the Company’s ability to continue as a going concern. In this regard, see the Report of Independent Certified Public Accountants accompanying the Company’s audited financial statements appearing elsewhere herein which cites substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. As a result of these and other factors, there can be no assurance that the Company’s proposed activities and/or acquisition of majority ownership in the businesses of other companies will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Condition and Prospective Results of Operations.”)

3)

THE RISK OF RELYING ON A MANAGEMENT TEAM WHICH HAS NOT PREVIOUSLY WORKED TOGETHER COULD CREATE INTERNAL CONFLICTS DUE TO DIFFERENT OPERATING STYLES AND PHILOSOPHIES. THE RESULT MAY STALL IMPORTANT BUSINESS DECISIONS AND CREATE POOR WORKING CONDITIONS, SUBSEQUENTLY COSTING THE COMPANY TIME AND MONEY AND RESULTING IN THE INVESTORS LOSING THEIR INVESTMENT. Although members of management have significant cumulative experience and expertise in the identification, acquisition and operation of various businesses, only one of its members has previously operated such an extensive array of operations as those the Company contemplates. Investors will have no right or power to take part in or direct the management of the Company. Accordingly, no investor should purchase shares unless such investor is willing to entrust all aspects of management of the Company, including the selection of businesses and/or controlling interests in companies it may acquire, to the Company's management. This potential risk is even more important in this Offering since the Company's business is dependent to a significant degree upon the performance of certain key individuals, the departure or disabling of any of whom could have a material adverse effect on the Company's performance and none of whom, until the assumed amount is achieved, is required to devote their services exclusively to the Company except for Julius Jackson, Sr. The loss of the services of any such key personnel could have a material adverse effect upon the Company. The Company will maintain key man life insurance of $1,000,000 on Mr. Jackson, application for which will be made after the Company has raised $2,000,000 in this Offering. The key employees could leave the Company and may compete with the Company if satisfactory agreements are not developed. Therefore, the investors are at risk for losing some or all of their investment if the key employees leave the Company before the management team develops redundancy for those employees.

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4)

BASED ON THE BROAD DISCRETION OF MANAGEMENT, THERE IS ASSOCIATED RISK REGARDING THE USE OF PROCEEDS, SUBSEQUENTLY CREATING AN OPPORTUNITY FOR MANAGEMENT TO DEPLETE THE OPERATING CAPITAL IN VENTURES THAT DO NOT RETURN ENOUGH PROFITS TO FUND OPERATIONS, WHICH IN TURN COULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. A significant portion of the net proceeds of this Company have been allocated to working capital and, among other things, to expand its contemplated construction management/real estate-related business development activities and/or acquisition of majority interest in joint ventures between the Company and other companies. While the Company expects to use the proceeds of this Offering as outlined in "Use of Proceeds," the management of the Company retains broad discretion as to the specific use of such funds. That discretion could cause the investor to lose all or part of their investment.

5)

FUTURE EXPANSION MIGHT NOT BE POSSIBLE OR PROFITABLE DUE TO A POTENTIAL LACK OF DIVERSIFICATION OR FINANCIAL OVER-EXTENSION OF THE COMPANY WITH NO PROFITS TO REINVEST FOR SUSTAINABILITY. IN THE EVENT OF EITHER, INVESTORS COULD LOSE THEIR INVESTMENT. As a result of this Offering, the Company is expected to expand into activities in which management has not previously operated and generally experience significant expansion. This includes expansion into areas overseen by the United States Department of Agriculture (USDA) and United States Food and Drug Administration (FDA) other than the key man of one of the joint ventures. With no experience by the current management in other areas (food production and distribution, for instance), the Company could have difficulty in finding management personnel that could effectively operate the associated activities and therefore could cause the loss of the investment into those sectors. To reduce that potential risk, and to tap into pre-existing expertise, the Company will typically enter into joint ventures (in all cases other than the one listed in this Offering, having an interest of no less than 50% + 1 share) with established or start-up firms. Considering the Company's pursuit of additional projects, activities and funding in this and future offerings, management believes the Company will experience significant expansion in the future. It is possible (because of these recent preliminary activities -- and potential future projects and joint ventures) that the Company's management will be required to manage larger business operations than is historically typical. It is possible that the Company will fail at its attempts to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded activities which could cause a loss of the investor’s money.

6)

FUTURE ACQUISITIONS WITHOUT THOROUGH DUE DILIGENCE MAY RESULT IN FINANCIAL LOSSES THAT DEPLETE THE WORKING CAPITAL TO THE POINT THAT THE COMPANY CANNOT RECOVER AND SUBSEQUENTLY CAUSE INVESTORS TO LOSE THEIR INVESTMENT. To expand its market and diversify its business mix, the Company's business strategy includes growth through acquisitions and joint ventures (again in all cases, except for the one instance reflected in this Offering, having an interest of not less than 50% + 1 share). If there are no future joint ventures or acquisitions, if there are future acquisitions that are consummated on terms unfavorable to the Company or if any newly acquired companies are unsuccessfully integrated into the Company's operations, the investor could lose all of their money. As the Company may use equity or incur long-term indebtedness or a combination thereof for all or a portion of the consideration to be paid in conjunction with any future expansion, acquisitions or joint ventures, the Company could lose its ability to continue operations and the investor could lose their investment.

7)

THERE IS RISK ASSOCIATED WITH INCREASED COMPETITION FROM EXISTING AND FUTURE COMPETITORS THAT MAY MATERIALLY AND ADVERSELY AFFECT THE COMPANY’S ABILITY TO ACHIEVE PROFITABILITY AND CAUSE INVESTORS TO LOSE THEIR INVESTMENT. The Company's business plan spans construction, real estate development, financial services, manufacturing and food services production, which in some cases overlap and are highly competitive. The Company faces substantial competition from a number of companies which may have greater resources and are more established than the Company. Increased competition by existing and future competitors in the real estate, construction, manufacturing and financial services sectors could materially and adversely affect the Company's ability to achieve profitability. One example of this risk is the existence of established development and construction companies which are entrenched in the marketplace. To the extent that management of those companies decide to commit significant financial resources into developing projects for the Company’s potential targets, those contemplated projects could be done by the Company’s competitors.

8)

NO MARKET STUDIES HAVE BEEN COMPLETED TO SUBSTANTIATE THE PROBABILITY OF SUCCESS, AND WITHOUT PREPARATION OF A FEASIBILITY STUDY, THE COMPANY COULD EXHAUST ALL ITS CAPITAL TRYING TO MAKE THE BUSINESS WORK AND THE INVESTORS WOULD LOSE THEIR INVESTMENT. In formulating its business plan, the Company has relied on the judgment of its management. No formal, independent market studies concerning the demand for the Company's proposed products and services have been conducted; however, market studies are expected to be employed in the future. Directly or indirectly, the Company will use a significant portion of the proceeds of this Offering to validate the legal and economic feasibility of its business plan. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify its business plan, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

9)

THE COMPANY’S PRODUCTS AND SERVICES WILL EXTEND TO BOTH INTERNATIONAL AND DOMESTIC AREAS, WHICH CARRY SUBSTANTIAL RISK ASSOCIATED WITH THE RESPECTIVE MARKET AND ECONOMIC CONDITIONS. DECLINING MARKET CONDITIONS MAY RESULT IN POTENTIAL DECREASED CASH FLOW AND PROFITABILITY WITH LITTLE TO NO WARNING AND MAY BE IMPOSSIBLE TO OVERCOME, WHICH WOULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. There is no prior proof of the acceptance of the Company's contemplated products and services. The Company intends to commence operations at a time when the industries affected by consumer products and services are rapidly evolving. As is typical of new and rapidly evolving industries, demand and market acceptance for recently introduced products and services is subject to a high level of uncertainty and risk. Because the market for certain of the Company's products and services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. While it is known that consumer products and services, including those offered in ethnic markets, constitute a large and growing aggregate market for the Company's products and services, the market may not continue to develop and may not become sustainable, particularly in view of the Company's emphasis toward minority communities. If the market for its products and services fails to grow, the Company's ability to establish and expand its brand identity would be materially and adversely affected.

10)

BRAND DEVELOPMENT AND BRAND ACCEPTANCE IS DIFFICULT TO CREATE AND, IF NEGATIVE BRANDING OCCURS, IT CAN BE DIFFICULT TO OVERCOME, NEGATIVELY IMPACTING FUTURE SALES AND PUTTING THE INVESTORS AT RISK OF LOSING THEIR INVESTMENT. The Company believes that establishing and maintaining a brand identity is a critical aspect for attracting and expanding its targeted audience and that the importance of brand recognition will increase due to the growing number of competitive products and services. Promotion and enhancement of the Company's brand will depend largely on its success in continuing to provide high quality products and services. If African-American and Hispanic and/or African-centric and Caribbean-centric customers do not perceive the Company's existing products and services to be of high quality, or if the Company introduces products and services or enters into new business ventures that are not favorably received, the Company will risk diluting its brand and decreasing the attractiveness of its line of products and services. If the Company is unable to provide high quality products and services, or otherwise fails to promote and maintain its brand to its intended customer base, incurs excessive expenses in an attempt to improve or promote and maintain its brand, the Company's business, results of operations and financial condition could be materially and adversely affected and investors could lose their investment.

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11)

THE COMPANY IS SUBJECT TO DIRECT GOVERNMENT REGULATIONS APPLICABLE TO ITS ACTIVITIES AS WELL AS GENERAL BUSINESS PRACTICES IN ANY COUNTRY IN WHICH IT WILL OPERATE. THESE RULES AND REGULATIONS ARE SUBJECT TO CHANGE. GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES POSE A CERTAIN RISK WHICH MAY IMPACT THE PRODUCTS AND/OR SERVICES OFFERED BY THE COMPANY, INCREASE ITS COST OF DOING BUSINESS AND SUBSEQUENTLY CAUSE THE INVESTOR TO LOSE THEIR INVESTMENT. In light of laws and regulations currently applicable directly to consumer products and services, the Company is subject to direct government regulation in certain portions of its contemplated activities as well as regulations applicable generally to business. With the many rules, regulations or laws of various countries in which the Company and its joint venture partners may operate, this risk factor can only reference the material risks known at this time. The Company will continue to monitor all applicable laws and regulations that may impact the Company. The Company will initially be subject mainly to those regulations generally applicable to businesses. Based on the contemplated joint ventures referenced in this offering, the Company would be required to adhere to the following:

a.

For regulations regarding food services and processing, the Company will have to meet all regulations for the food processing and sales business. Before the Company can prepare or sell wholesale and retail products, it must meet both the Federal Food and Drug Administration guidelines for making food products available to the public for consumption, as well as meet the Florida Health Department guidelines, including constantly passing inspections. The Company must also meet the OSHA guidelines for safety to employees of the food processing business.

b.

For the construction business, the Company must meet the regulations for having a licensed general contractor as a qualifier for the Company. Additionally, the construction company must have workers compensation insurance for injury on the job or while operating company vehicles, if the company has any. The construction company must also maintain general liability insurance, comply with the Federal Unemployment Tax Act and OSHA regulations.

c.

If the Company (through a joint venture) enters the financial services sector as contemplated, prior to expending any funds, a thorough business plan will be required to be developed based on input from national and state lawyers and bankers. Such professionals and consultants will be engaged by the Company to ensure that both federal and state oversight responsibilities will be able to be satisfied by the Company,

d.

Indigenous Business Development in the various countries in which the Company will work is at varying stages of development. For example, in South Africa, the Black Economic Empowerment Law is a regulation that must be met by all companies operating in South Africa. If the Company does not meet the requirements of that regulation, the Company could lose the investors’ money. In other countries, such as Angola, there is no strict requirement to follow any regulation for Black Economic Empowerment. However, the Company, without coercion, practices Black Economic Empowerment and indigenous business development. The South African government requires, under its Black Economic Empowerment Act, that indigenous South Africans must be given the opportunity to own a 26% stake in businesses operated within the country and, in addition, there must be an integration of Black South Africans within the management structure of businesses operating in that country. Continuing that exemplar, Black South African employees must be given additional time off, in excess of regular vacation time, for family emergencies beyond what is generally given within the U.S. Consequently, even though the Company will identify specific rules and regulations in any country in which it will operate, those rules and regulations could change and the Company will have to conform.

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e.

Moreover, if the Company in due course expands into new markets (financial services, for example), the Company will then become subject to existing laws and regulations in such market(s). For example, the Company will have to comply with Florida Financial Institution Regulation 69U-120 for Banks, Trust Companies, Savings Bank and Associations and 69U-140 for International Banks. At that time, the Company (or more likely a joint venture) would be deemed a financial institution and must meet net capital requirements, have the directors vetted and be approved by regulatory agencies. Similarly, notwithstanding its potential to enter a joint venture with an existing, private equity fund, the Company or any subsidiary or the fund proper, might not be exempt from registration under the Investment Advisers Act of 1940 and the Investment Company Act of 1940. However, the Company recognizes that registration under these Acts may be required and, of course, will register if so required.

Moreover, a number of laws or regulations may be adopted in the future that will have an impact on the Company’s business model and operations. The adoption of new laws or the adaptation of existing laws which impact the products and/or services offered by the Company, which could decrease the demand for the Company’s products and services and businesses in African and Caribbean communities. Such a decrease in demand could increase the cost of the Company doing business and therefore could cause the investors to lose their investment.

12)

THE COMPANY MAY NOT GENERATE SUFFICIENT REVENUES TO BE PROFITABLE AND PAYMENT OF DIVIDENDS TO SHAREHOLDERS, IF ANY, IS ENTIRELY AT THE DISCRETION OF MANAGEMENT. DIVIDENDS MAY BE FURTHER RESTRICTED UNDER FUTURE CREDIT OR OTHER FINANCING AGREEMENTS, AND SHAREHOLDERS MAY NOT RECEIVE DIVIDENDS AND/OR COULD LOSE THEIR INVESTMENT. Payment of dividends, if any, to shareholders is entirely at the discretion of management. Were the Company’s services and products are not accepted in the marketplace, there could subsequently be insufficient revenues generated for the Company to be profitable. Not only is the Company not currently profitable (a requisite to pay out dividends), it anticipates that, for the foreseeable future, the Company will retain any earnings for use in the operation and future expansion of its business activities. Moreover, even if profitable going forward, the Company may be restricted from paying dividends to its shareholders under future credit or other financing agreement(s). (See "Certain Related Party Transactions" and "Absence of Public Market and Associated Illiquidity of Shares.")

13)

THE COMPANY INTENDS TO LIST SHARES FOR TRADING ON THE HIGHEST AVAILABLE SECONDARY MARKET FOR WHICH IT QUALIFIES. HOWEVER, THE COMPANY DOES NOT EXPECT TO MAKE NEEDED FILINGS UNTIL JUST BEFORE THE OFFERING IS CLOSED AND, UNTIL A MARKET DEVELOPS. A PURCHASER MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT IN THE EVENT OF AN EMERGENCY OR FOR ANY OTHER REASON AND THE SHARES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN. LIQUIDITY OF THE TRADING MARKET FOR THE SHARES AND AN ACTIVE ONGOING PUBLIC MARKET CANNOT BE GUARANTEED. IF AN ACTIVE PUBLIC MARKET DOES NOT DEVELOP OR IS NOT MAINTAINED, THE MARKET PRICE AND LIQUIDITY OF THE SHARES MAY BE ADVERSELY AFFECTED CAUSING INVESTORS TO LOSE THEIR INVESTMENT. The Company's Shares are not publicly traded and are not likely to be traded initially. In fact, to better assure the Company attains the highest “up market” listing on an exchange or proprietary trading system, the Company will not make needed filings to create a secondary market for Shares of the Company until at least the latter stages of the Offering. While that may mean that investors may have no liquidity for some 12 months after the date of this Offering Circular, management believes the numbers of shares, investors and funds will have increased, thereby improving the Company’s “up market” listing prospects. Not coincidentally, the Offering is expected to continue at the $10.00 per Share offering price here contemplated for the duration of this current $25,000,000 and up to 12 month Offering (unless earlier terminated). Moreover, such a publicly traded status requires the Company to enlist broker-dealers to serve as market makers. Even if found, any market maker of the Company's Shares may discontinue such activities at any time without notice. The Company intends to list its Shares for trading on any available secondary market or quotation system essentially concurrent with when the offering is concluded. However, until a market for its Shares develops, a purchaser may be unable to liquidate his or her investment. Liquidity of the trading market for the Shares and an active ongoing public market cannot be guaranteed. If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this Offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan. (See "Investment Requirements.")

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14)

THE COMPANY INTENDS TO OPERATE IN DOMESTIC AND INTERNATIONAL REGIONS. CYCLICALITY OF BUSINESS AND REVENUES IN THESE SECTORS COULD BE SUBJECT TO SEVERE DOWNTURNS BASED ON MARKET AND ECONOMIC FLUCTUATIONS OUT OF THE COMPANY’S CONTROL THAT COULD RESULT IN INVESTORS LOSING ALL OR PART OF THEIR INVESTMENT. Domestic revenues of the Company, as well as those of the services business generally, could be cyclical. Despite problems in the real estate market affordable housing shortage and limited mortgage availability to minorities in the U.S., there are potential offsets in the Sub-Sahara African markets. However, the ease of developing and construction in the U.S. might not be replicated in the Sub-Sahara African market and therefore could cause the investor to lose all of his or her investment. Similarly, the new rounds of inflation could cause a slowdown of sales globally. Nevertheless, for the foregoing reasons, an investor could lose all of their investment.

15)

ABSENCE OF CERTAIN STATUTORY REGISTRATION; NEITHER THE INVESTMENT COMPANY ACT OF 1940 NOR THE INVESTMENT ADVISERS ACT OF 1940 APPLY TO THE COMPANY; INVESTORS EXPECTING PROTECTION UNDER THOSE ACTS WILL NOT HAVE SUCH PROTECTION AND THEREFORE COULD LOSE THEIR INVESTMENTS. Neither the management nor the Company is (nor does management believe it is required to be) registered under the Investment Company Act of 1940 (the “I. Co. Act”) or the Investment Advisers Act of 1940 (the “I.A. Act”), each as amended. Therefore, purchasers of the Shares will not be afforded any protection provided by those Acts. The Company intends to examine opportunities that, if pursued, may become wholly-owned subsidiaries of the Company; alternatively, those pursued activities may take the form of providing, directly or indirectly, financing and/or providing management services to affiliated or non-affiliated companies. Under pertinent operating criteria, the Company intends to conduct its operations so that it does not come under the regulation of the I. Co. Act and I.A. Act, as immediately defined above---in all cases, except for the one instance mentioned in this Offering--having an interest of no less than 50% + one (1) share.

16)

THE COMPANY COULD IN THE FUTURE BECOME SUBJECT TO THE INVESTMENT COMPANY ACT WHICH COULD HAVE NEGATIVE CONSEQUENCES TO COMPANY AND ITS SHAREHOLDERS. While management is satisfied that the Company is not currently an investment company, it may in the future, intentionally or inadvertently, become subject to the I. Co. Act or I.A. Act, among other reasons because of the complexity of such statutory authority. While the Company would have at least a year to get out of such investment company status, management will take all reasonable precautions to preclude that outcome because of the multiple consequences to the Company (and its shareholders). Those would include possible enforcement actions because of prior non-compliance with the I. Co. Act and/or I. A. Act requirements, registration as an investment company (typically characterized as a mutual fund) and separate registration as an investment adviser and the respective securities offerings as well as a spectrum of limitations and prohibitions, not the least of which related to compensation and a requirement to have independent directors in an industry that is among the most highly regulated in the U.S. Most immediately, if the Company were to become subject to the I. Co. it would thereafter be ineligible to use Regulation A for future money raises, instead requiring compliance with the more onerous registration requirements of the I. Co. Act (and likely the I.A. in addition) As described in Risk Factor (15) above, the Company intends to conduct its operations so that the Company does not succumb to such authority and associated incremental regulation.

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17)

THERE IS NO DIRECT CORRELATION BETWEEN THE OFFERING PRICE OF THE SHARES AND THE COMPANY’S ASSET VALUE, NET WORTH, EARNINGS OR ANY OTHER ESTABLISHED CRITERIA OF VALUE. THE PRICE OF THE SHARES IS NOT NECESSARILY INDICATIVE OF THE PRICE AT WHICH THE SHARES MAY BE TRADED. INVESTORS PURCHASING SHARES UNDER THE INCORRECT ASSUMPTION OF A DIRECT CORRELATION BETWEEN SHARE PRICE AND COMPANY VALUE COULD LOSE ALL OR PART OF THEIR INVESTMENT. The offering price of the Shares offered hereby has been determined by management of the Company and bears no direct relationship to the Company's asset value, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price at which the Shares may be traded following the consummation of this Offering. (See “Capitalization” and “Dilution.”)

18)

IMMEDIATE DILUTION WILL OCCUR; COMPANY SHARES ARE SUBJECT TO DIMINUTION OF VALUE UP TO A MAXIMUM OF 99% PER SHARE SINCE SHARES ARE NOT BASED ON THE COMPANY’S ASSET VALUE. THEREFORE, THE INVESTORS MAY IMMEDIATELY LOSE MOST OF THEIR INVESTMENT PRIOR TO COMMENCEMENT OF ACTIVE OPERATIONS. This Offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share. Purchasers of Shares during at least the initial offering period will pay $10.00 per Share which, upon completion of this Offering, will have a net tangible book value (based on the Company's balance sheet as of September 30, 2023, after giving effect to this Offering) of approximately $(647,942) if the $2,000,000 assumed amount is achieved and $22,152,058 if the $25,000,000, maximum offering is achieved. That represents dilution of $10.00 per share (or approximately 100%) at the $2,000,000 assumed amount and $7.79 per share (or approximately 22.15%) at the $25,000,000 level. (See "Capitalization” and “Dilution.")

19)

PRINCIPAL STOCKHOLDERS RETAINING APPROXIMATELY 60% OF THE SHARES MAY BE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED FOR A VOTE AND WILL BE ABLE TO ELECT ALL OF THE COMPANY’S DIRECTORS. SUCH CONTROL BY THE PRINCIPAL STOCKHOLDERS MAY POSITIVELY OR NEGATIVELY INFLUENCE CERTAIN TRANSACTIONS REGARDING ACTUAL OR POTENTIAL CHANGE OF CONTROL OF THE COMPANY AND SHARE PREMIUMS, AND INVESTORS MAY NOT HAVE THE ABILITY TO EFFECTIVELY CONTROL THEIR INVESTMENT Prior to the Offering, individual officers, directors, advisors and more than 5% shareholders (the "Principal Stockholders") owned in the aggregate approximately 79% of the Shares. (See "Security Ownership of Certain Beneficial Owners and Management.") Upon completion of the Offering, the Principal Stockholders' and their affiliates aggregate ownership Shares in the Company will permit them to retain approximately 60% of the Shares, assuming the $25,000,000 maximum is raised. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to the Company's stockholders (particularly if significantly less than the $25,000,000 maximum is raised). Specifically, at least initially, the Principal Stockholders will be able to elect all of the Company's directors. Such control by the Principal Stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

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20)

ONCE A TRADING MARKET IS CREATED, ANY SUBSTANTIAL SALE OF STOCK BY EXISTING SHAREHOLDERS COULD DEPRESS THE MARKET VALUE OF THE STOCK, THEREBY DEVALUING THE MARKET PRICE AND CAUSING INVESTORS TO RISK LOSING ALL OR PART OF THEIR INVESTMENT. The Principal Stockholders, including directors and officers (among whom is Julius Jackson, Sr. and Kenneth Timbrook) may vote the Shares with beneficial ownership as of the date of this Offering, directly or indirectly, 5,955,327 (79%) of the outstanding Shares of the Company. All such Shares held by the Principal Stockholders are "restricted" and/or “control” shares as defined in Rule 144 under the Securities Act ("Rule 144"). This Rule also extends to non-affiliates of the Company with regard to restricted shares, that is, those not freely tradable. The Company can make no prediction as to the effect, if any, that sales of shares, or the availability of shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

21)

CIVIL UNREST IN OTHER COUNTRIES WHERE THE COMPANY PLANS TO DO BUSINESS, COULD CAUSE PROJECT DELAYS, COST OVERRUNS AND CHANGING PROJECT DELIVERABLES COULD IMPACT PROFIT MARGINS UP TO AND INCLUDING LOSS OF THE INVESTOR’S MONEY. There is no guarantee that political issues will not cause problems with the Company’s execution of its international projects. These may include timber, mining, construction or the like. By way of example, the Company (when it has adequate funding) expects to explore opportunities in the Democratic Republic of the Congo. On any overseas projects, the Company intends to implement appropriate risk mitigation strategies, including political risk insurance, to insure against nationalization, inconvertibility of currency, war or other related strategies implemented, the investors could lose their investment due to other unforeseen problems in Africa.

22)

THE COMPANY’S OBJECTIVE TO BRING ABOUT BETTER RACE, POLICE AND COMMUNITY RELATIONS THROUGH FREE MARKET STRATEGIES IS RELIANT ON MAKING ADEQUATE PROFIT TO GIVE BOTH A RETURN TO INVESTORS AND ADDRESS SOCIAL NEEDS. ADEQUATE PROFITS MAY NOT BE MADE TO PROVIDE FOR BOTH, WHICH COULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. Management intends to first preserve the Company’s capital and secondly to provide support to social activities per its social impact objective. If there is not enough profit to provide for both a return to investors and address the social impact needs, capital will be preserved. The Company believes pressing race, police and community relations issues facing our country today must be addressed through the private sector. Therefore, the Company may not generate enough revenue to cover both a return to investors and address social needs. Further, the Company may use some of the proceeds of this Offering on non-revenue generating activities. Therefore, the Company’s management has a conflict of interest between generating a return for investors and addressing the social needs. The conflict may be decided in favor, in certain instances, of meeting social needs in catastrophic situations such as floods, hurricanes, etc. In the case of the anticipated joint ventures, the Company directors intend to follow yet to be written policies and procedures before deploying any funds towards social non-profitable activities (See “OUR BUSINESS STRUCTURE - JOINT VENTURES - Social Investments”). The Company has not set a definitive amount, or percentage of its profits, to be used for non-revenue producing activities . The foregoing risk could cause the investors to lose their money. The Company has expressed its mission to address police, race and community relations through this Offering.  Therefore, the Company intends to negotiate a policy with the joint ventures which will guide how management will address a shortfall in adequate profit to cover both profitability and social impact activities. If the Company does not follow the procedures referenced above pertaining to social investments, the investors could lose all of their investment.

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23)

THE COMPANY HAS ENTERED INTO MULTIPLE RELATED PARTY TRANSACTIONS WITH RISKS THAT CAN INCLUDE CONFLICTS OF INTEREST AND FIDUCIARY DUTY, TRANSACTIONS THAT ARE ON LESS THAN FAVORABLE TERMS FOR THE COMPANY THAN OTHERWISE COULD HAVE BEEN OBTAINED, AND IMPAIRMENT OF INVESTOR CONFIDENCE, ALL OF WHICH COULD CAUSE A MATERIAL EFFECT ON THE COMPANY AND ITS INVESTORS. As disclosed in this Offering Circular, there are multiple instances of related party transactions with the Company and between other parties having an interest in the Company. (See “Interest of Management and Others in Certain Transactions,” including “Related Party” disclosures.) Related party transactions are generally any commercial relations other than in the ordinary course of business (such as compensation for services, reasonable expense allowances and the like). Such information is volunteered to assist prospective investors in a necessary understanding of the effects of the transactions on the financial statements. Transactions involving related parties cannot be presumed to be carried on an arms’-length basis as the requisite conditions of competitive, free market dealings or consummated on terms that prevail in arm’s-length transactions. Indeed, such disclosure is required where there is common ownership or management control where operating results could be significantly different from those that would have been obtained if the entities were autonomous.  Such disclosure is required even if there are no transactions between the entities. In the event such potential conflict were to result in generating less revenue than would otherwise be the case, the foregoing risk could cause the investors to not do as well as without such related party transactions or even to lose their money. Noting that related party disclosure constitutes only possible conflict, the Company has pursued (and, in future, intends to continue following a policy with the joint venture partners and/or directors and officers whereby transactions will be undertaken with related parties only on terms comparable to those available with unrelated parties. Given the multiple relationships outlined above, the actions by the Company should be viewed in other than an arms’-length manner. In the future, subsequent to funding per this Offering, all our contracts will be let on terms and prices readily available in the marketplace. Any contracts on which a Board member of any other related party might enter a bid will be awarded on the basis of lowest credible bid and the related party will not have any decision-making authority in such an award.

24)

THE COMPANY HAS A PAST RECORD OF NOT FILING PERIODIC REPORTS IN A TIMELY FASHION AND BEING A DELINQUENT FILER, WHICH RESULTED IN A LACK OF PUBLIC INFORMATION ABOUT THE COMPANY. THE COMPANY ALSO FAILED IN PREVIOUS ATTEMPTS TO CONDUCT SIMILAR OFFERINGS AND ENTER INTO JOINT VENTURES. The Company previously filed an offering circular with the Securities and Exchange Commission and had its offering qualified but failed to raise the funds required to break escrow.  Additionally, the Company had attempted to raise funds for potential joint ventures in more than eight different sectors, without clearly identifying governmental and/or public agency resources that might have enhanced the Company’s potential for raising the funds contemplated through the previously submitted offering circular. The Company was delinquent in its follow-on filings for a variety of reasons, in part at least because it did not have a successful offering.  Therefore, the risk associated with not being compliant with the SEC’s reporting requirements and the risk of not executing on the current joint ventures in this offering creates substantial risk to the investor that could cause him/her to lose their investment in this offering. The Company intends to remain current in its required filings, but there is no guarantee that it will be able to do so without the completion of a successful offering, because without such it does not have the funds necessary to prepare these filings.

DILUTION

The following table sets forth the percentage of equity the investors in this Offering will own compared to the percentage of equity owned by the present stockholders as of the six months ended September 30, 2023, and the comparative amounts paid for the Shares by the investors as compared to the total consideration paid by the present stockholders of the Company. (See “Risk Factors,” “Capitalization” and “Description of Capital Stock” for a more complete analysis of total number of Shares and associated rights and consequences.)

	$2MM Raise			$12MM Raise			$25MM Raise
	No. Shares	Amount	Per Share	No. Shares	Amount	Per Share	No. Shares	Amount	Per Share
Existing Shares	7,500,000	$(2,195,362)	$(0.29)	7,500,000	$(2,195,362)	$(0.29)	7,500,000	$(2,195,362)	$(0.29)
New Shares Offered	200,000	$2,000,000	$10.00	1,200,000	$12,000,000	$10.00	2,500,000	$25,000,000	$10.00
Total Offer Expenses	—	$(125,000)	—	—	$(200,000)		—	$(325,000)	—
Total Shares/ Value	7,700,000	$(320,362)	$(0.04)	8,700,000	$9,604,638	$1.10	10,000,000	$22,479,638	$2.25
Dilution per Share*	—	—	$10.04	—	—	$8.90	—	—	$7.75
Dilution Percentage	—	—	100%	—	—	89%	—	—	78%

(1) Reflects the per-share dilution to the new investors after the Offering. Amounts raised between Assumed Amount, Mid-Point and Maximum will have a pro-rata dilution per Share.

(2)  As described in this Offering Circular, this Offering has no minimum offering or escrow. However, for purposes of disclosures relating to applicable calculations (dilution, for example), we believe we will raise at least $2MM (and therefore characterize as an “Assumed Amount” Offering.

PLAN OF DISTRIBUTION

The Shares will be offered on a best-efforts basis by the Company on the securities platform of SPCP (see Silicon Prairie Portal Agreement, Exhibit 1 – Part III to the Offering Statement), SPCP being a broker-dealer registered nationally with FINRA.  This Offering will be open a maximum of twelve (12) months and offer a maximum number of 2,500,000 Shares in this Offering at $10,00 per share. The Company representatives authorized to sell shares are Julius V. Jackson Sr., President of the Company, and Kenneth Timbrook, Secretary of the Company. The Company has engaged SPCP, an SEC registered broker-dealer and a member firm of FINRA (the “Selling Agent”) to sell the Shares of this Offering in all fifty states. (The broker-dealer will be paid out of Shares sold a negotiated sliding scale--starting at 5% on the first $1,000,000 and declining to 1% any amounts raised above $5M, of the amount sold by the Company. During this Offering, as long as a secondary market for the Company’s Shares has not developed, Shares will continue to be sold at the original $10.00 per share selling price.

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If additional selling agents (other SEC-registered, FINRA member broker-dealer firms) are engaged to offer Shares, they will be paid a negotiated portion of the maximum 6-8% selling commission. (In addition, any Managing Selling Agent would be reimbursed for its expenses the lesser of actual expenses or 5% of the proceeds of Offering and may be issued a negotiated number of Shares for its services to the Company.) In connection with this Offering, the Managing Selling Agent, and any Additional Selling Agent(s), if so engaged, are underwriters as defined by the Securities Act of 1933, as amended, and the rules promulgated there under. Presently, the officers and directors who will conduct the Offering are exempt from registration as set forth by Rule 3a4-1 of the Securities Exchange Act of 1934, in that: 1) they are not subject to the “bad boy” provisions for statutory disqualifications; 2) they are not associated persons of a broker or dealer; 3) they are not compensated in connection with their participation in the Offering by the payment of commissions or other compensation based directly or indirectly on transactions in securities; and 4) they are state qualified in those states so requiring.

The Offering will be open for up to twelve (12) months from the date of this Offering Circular unless earlier terminated. Shares having an aggregate selling price of $25,000,000 are being offered pursuant to this Offering Circular. In addition, the Offering (with appropriate amendments for additional up to twelve (12) months.).  The Company is offering a maximum of 2,500,000 Shares ($25,000,000) of Shares at $10.00 per Share. This Offering being made pursuant to this Offering Circular may be extended (again with appropriate amendments) for additional periods once this initial offering is concluded.

The minimum purchase, per investor, during this Offering is $100; additional purchases by existing Shareholders may be made in multiples of $100.  The Offering is expected to continue at the Company's $10.00 per Share Selling Price. Subject to pertinent securities requirements, the Company expects to update periodically this Offering after its twelve (12) month initial offering period from the date this Offering was originally declared effective/qualified.  The Company will continue the Offering (with appropriate amendment(s) if, as expected, the $25,000,000 maximum offering is not achieved pursuant to this Offering Circular. In no case will this current Offering Circular be used to raise more than $25,000,000.

Subscription Procedure

The Company, once this Offering is qualified by the SEC, intends to use social media, published ads and personal presentations such as by attending gatherings (like annual meetings of faith groups) and appear on radio and television programs to drive traffic to the Company’s website, namely www.SocialInvestmentHoldings.com.

This Offering Circular and a subscription agreement will be furnished to prospective investors via download 24 hours per day, 7 days per week at www.SocialInvestmentHoldings.com. Also, prospective investors may obtain a copy of the most recent version of the Offering Circular by contacting Julius Jackson or Kenneth (Tad) Timbrook by phone at (305) 351-2407 or by mail at 5727 NW 17th Ave., Miami, FL 33142 or via email at invest@soinholdings.com.

The Company’s website will also include marketing materials and Company information in the form of videos (including officers and directors giving interviews to journalists representing community newspapers) and written information on the Company’s contemplated joint venture partners (contingent on this Offering raising the required level of funding).

•

In order to subscribe to purchase the Shares: A prospective investor can complete a Subscription Agreement and payment online or by mailing a hard copy and sending payment by check (see mailing instructions below). Online payment methods include wire or ACH transfer to the Company, or by Credit Card on Debit Card through a secure payment link. NOTE: SPCP sets up bank escrow account for the benefit of the Company.

•

Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor's annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the Investor's most recently completed fiscal year are used instead.

•

For mail in subscriptions of stock purchases, print off the Subscription Agreement and complete as a hard copy. Checks (which should be at least $100 and in increments thereof) should be made payable to: Social Investment Holdings during this up to 12-month Offering Period. The completed Subscription Agreements and Checks should be mailed or delivered to Social Investment Holdings, Inc., 5727 NW 17th Ave., Miami, Florida 33142, Phone (305) 351-2407.

•

Colonial Stock Transfer Company, Inc. [(https://www.colonialstock.com), 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Phone (801) 355-5740] is the stock transfer agent for Shares sold in this Offering.

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The 10% investment limitation in the 2nd bullet above does not apply to accredited investors as that term is defined in Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets any one of the following criteria:

•

a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and has no reason to believe that the associate net worth will not exceed $1,000,000 for the foreseeable future, with “net value” for such purposes being the value of the residence less any mortgage indebtedness or other obligation secured by the residence, subtracting such indebtedness 2or obligation only if it is a liability already considered in calculating net worth; or

•

a natural person who has individual annual income in excess of $200,000 in each of 2021 and 2022 or a joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year, 2023.

An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

•

an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•

a tax-exempt organization described in Section 501c(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•

a trust, with total assets in excess of $5,000,000 which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a "sophisticated person" as described in Rule under Regulation D; or

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies and registered investment companies.

Company management must have reasonable grounds to believe (on the basis of information obtained from the shareholder concerning his investments, financial situation and needs, and any other information known by the undersigned) that: (i) by meeting the suitability standards outlined above, the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Offering; (ii) the purchaser has a liquid net worth or net worth sufficient to sustain the risks inherent to the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the purchaser.

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USE OF PROCEEDS

The proceeds to the Company from the sale of the Shares of common stock offered hereby (before associated organization and offering expenses) are estimated to be approximately $25,000,000 if the maximum offering is achieved. (See also “Capitalization” below.) The following illustrates the Company’s estimated application of proceeds.

	$2,000,000		$12,000,000		$25,000,000
	Assumed Amount		Mid-Point		Maximum
	Dollar	%	Dollar	%	Dollar	%
SIH Americas & International
Construction and Real Estate	$1,000,000	50%	$3,100,000	34%	$10,000,000	40%
Food Production and Sales	$0	0%	$500,000	4%	$2,500,000	10%
Mining and Natural Resources	$0	0%	$3,000,000	17%	$4,500,000	18%
Project Management & Manufacturing	$0	0%	$2,200,000	18%	$2,500,000	10%
Sub-Totals	$1,000,000	50%	$8,800,000	73%	$19,500,000	78%
SIH International
Indigenous Business Development	$100,000	5%	$500,000	4%	$1,000,000	4%
Financial Services	$0	0%	$500,000	4%	$800,000	3%
Sub-Totals	$100,000	5%	$1,000,000	8%	$1,800,000	7%
IPO Expenses	$100,000	5%	$200,000	1.7%	$350,000	1.4%
General & Administrative
Personnel *	$250,000	13%	$800,000	7%	$1,000,000	4.0%
Legal Fees	$67,000	3%	$67,000	0.6%	$100,000	0.4%
Accounting	$17,000	1%	$17,000	0.1%	$25,000	0.1%
Printing	$5,000	0%	$5,000	0.0%	$25,000	0.1%
Office	$10,000	1%	$15,000	0.13%	$25,000	0.1%
Sub-Totals	$449,000	22%	$1,104,000	9%	$1,525,000	6.1%
Investment Total	$1,549,000	77%	$10,904,000	91%	$22,825,000	91%
Working Capital	$451,000	23%	$1,096,000	9%	$2,175,000	9%
Totals	$2,000,000	100%	$12,000,000	100%	$25,000,000	100%

* There will be no compensation to officers, directors or any subsidiaries associated with the sales of shares in this Offering. As stated in the Use of Proceeds, the Company intends to expand its activities which will require operational staff who will be compensated. The initial staff, which includes three of the existing officers and directors, Messrs. Oxendine, Timbrook and Jackson, will become salaried employees.

**As described in this Offering Circular, this Offering has no minimum or escrow. However, for purposes of disclosures relating to applicable calculations (dilution, for example), we believe we will raise at least $2MM (and therefore characterize as an “Assumed Amount” Offering.)

The anticipated application of proceeds above does not, however, include expected cash flow from, very specifically, any joint venture agreement described in the Offering Circular, each of which is expressly conditioned on the raising of adequate funding. The Company has chosen to focus on short term potential revenue generators in the food production and sales and real estate development and construction sectors. The Company believes that the revenue and leverage funds from international and national development agencies, such as the International Finance Corporation and the US International Development Finance Corporation (DFC) for additional projects and listed joint ventures after initial capitalization of the sector, should generate adequate cash-flow to sustain operations of all sectors and joint ventures listed in this offering after the first year of operations.  Proceeds from this offering, if $2M is raised, should be adequate to leverage a loan against property in the real estate joint venture, adequate to continue operation of that joint venture for a two-year period in which, adequate funding could be generated to sustain the construction and real estate joint venture.  There is no guarantee a loan, if applied for, would be granted.  The potential joint venture partners may choose to identify other companies with a stronger balance sheet or with organic resources that could be made available under more favorable conditions. If the potential joint venture partners decide to disengage with the Company, there could be an adverse material effect on the Company’s ability to sustain operations without the proceeds contemplated from this Offering.

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The Company believes that the financial resources made available through the U.S. Government, approximately sixty-billion-dollars for developing countries, has set the stage for new opportunities for Black and Hispanic owned businesses with a track record and capacity.

OUR BUSINESS

Mission:

To Utilize Business Strategies for Social Change

Vision:

Creating safe, economically thriving communities that will view the world as a place of equal opportunity and endless possibilities by providing the tools, including capital to Black and Hispanic owned companies with little to no access to adequate capital, through a public company model.

In today’s world, we are privileged to have access to a wide array of information due to our technological advances throughout the decades. With these tools, Blacks and Hispanics have been able to learn, grow and develop with the knowledge that can be easily accessed. Nonetheless, even in this age of progress, Blacks and Hispanics still have economic and social tolls that hinder development in their communities. Socially, those communities have shown signs of progress.

Indeed, diversity rarely equates to economic equality, the consequence being that low-income minority communities have yet to bridge the gap. Blacks, Hispanics and other various minority groups seem stifled by the endeavors of their social environment. Even though most people have the tools for success, this does not mean one knows how to utilize the full potential of what they know.

The overall strategy of the Company grows out of various affirmative action experiences of the 1970s and 1980s, as well as, most recently, less than healthy attractive relationships between police, race and community. Historically, the Company’s management has observed that ideas for improving disadvantaged minority neighborhoods have come from outside those communities and the organizations participating in these efforts do their best to help, in most instances, from perspectives that have not necessarily included the views of the most affected segments of the most affected communities. In the wake of the string of tragedies of police killings, minority community members being shot, and racial overtones being associated with the recent live streamed treatment of George Floyd, much more needs to be done. The impact of the police killing of George Floyd along with the disturbances including looting that followed, received unparalleled attention from the media. Publicity associated with the disturbances has been vast. The backlash from the buildup of tension in these communities created a new focus on the nation’s unresolved political and socioeconomic issues. Our business seeks to preserve many of the economic gains accomplished through a historic set-a-side program created during the Nixon administration. There are Black owned companies that have served the communities for more than thirty years but could disappear due to lack of available capital to help them survive after the pandemic. There are even stable Black and Hispanic owned companies that could help create more Black and Hispanic owned businesses with the investment of additional patient capital.

Our plan of action brings together community leaders and stakeholders in an attempt to create a strategic and comprehensive solution to address the root of the issues that have arisen that could subsequently heal our communities at the core. A few years ago, members of the Fellowship of Christian Police Officers, Miami Youth for Christ, newspaper publishers, members of the Coconut Grove Ministerial Alliance, Business Owners, private equity fund managers and members of a family of a victim of a police killing of an unarmed Black man held a summit hosted by Williamson Automotive Group, and its majority owner, to seek solutions to the police, race and community relations problems we are facing today.

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The ultimate goal of the summit was to identify and plan for the implementation of strategies that could lead to better police, community and race relations. Since there were participants from multiple disciplines, including the social services sectors, strategies for changing attitudes included recognition for the need of a revenue stream to implement any strategy. Subsequent to that summit, the Alliance of Blacks and Jews Inc. (“ABJ”) was formed and have joined and expanded the fight against inequality and anti-Semitism. As an aside, ABJ has brought additional expertise, investment capital and relationships to the Company, which facilitated the purchase of a memorial site to honor Blacks and Jews who participated in the Civil Rights struggle who are not well known. The site purchased was home to the Rosewood Massacre of 1923, a Black settlement whose inhabitants were murdered by Ku Klux Klan members. The site is scheduled to ultimately have an economic development focus targeting sustainability of the memorial.

As a part of an economic stability focus, the Company’s founders, who attended the summit, recognized an opportunity to utilize some of the tools from the JOBS Act of 2012 to address some of the economic problems, including but not limited to difficulty for small businesses to get loans or equity to maintain, create and expand. Additionally, the Build Act, a 60-billion-dollar program of the U. S. government to assist developing countries and U. S. businesses willing to use their capabilities in those countries, serves as a patient capital pool that can also be used to grow U. S. businesses. Small Businesses, which are typically viewed as the backbone of developed economies, now have access to funding for generating profits both domestically and internationally. The summit participants concluded that there needed to be a company with a goal of showing measurable high social impact results while concurrently making a profit, to accomplish the mission of building better race, police, and community relations. Management believes Social Investment Holdings, Inc. is the vehicle through which that goal can be achieved.

OUR STRATEGY

The Company believes that a business model that creates partnerships aligns with its mission statement (“To Utilize Business Strategies for Social Change”) coupled with willing partners who are experts in their respective fields, allows the Company to have a broader impact and a more diverse and expansive footprint. The Company believes these broad-based ownership opportunities, coupled with examples of highly visible social impact activities that could retain or create jobs and build community relations, provide the maximum opportunity to maintain and expand small businesses in and around neighborhoods with a shortage of economic opportunities.

The Company also seeks businesses that may have benefited from opportunities set aside for minorities that have no succession or current joint venture plans. The Company will provide the investment into the joint ventures once the funding is secured…the purpose of this Offering.  After operating the joint venture to a point where the joint venture company is operating profitably, the Company will create an exit strategy which will allow for maximum ownership participation of indigenous Africans and Black and Brown Americans or other previously or currently disadvantaged groups. During the first 12 months of operating the joint venture, the Company intends to maximize the potential for teaching partners of the various joint ventures and those that could enter joint ventures with others, how to access the tools necessary to participate in the Build Act or other patient capital pools.

Our commitment to business opportunities, discussed below, are not limited to the U.S.  Indeed, our mission and vision will continue to be driven by the following insight of Chris Coons March 7, 2013, while he was in the Senate (representing Delaware and was Chairman of the Senate Foreign Relations committee): “America is losing ground and ceding economic opportunities in Africa to competitors. China, which has made dramatic inroads across the continent in recent years, may undermine or even counter value-driven U.S. goals in the region, and should serve as a wake-up call for enhanced American trade and investment. This is truly a critical moment, as our Chinese competitors are securing long-term contracts that could lock American companies and interests out of fast-growing African markets for decades to come. Engagement with Africa is critical to America’s economic interests in the years ahead.” Very specifically, see the following Joint Ventures contemplated in Food Services, Fund Management and Mineral and Natural; Resources discussed below.

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OUR BUSINESS STRUCTURE

JOINT VENTURES

The Company contemplates utilizing joint ventures as the form of these above mentioned “partnerships.” We have entered into 5 joint venture agreements that are contingent on the success of this Offering. The final terms of these joint ventures will be negotiated prior to the funding and creation of these new companies. The following terms and conditions are contemplated by the Company for the aforementioned prospective joint ventures.

•

Structure – The Company contemplates providing the liquidity needed to joint ventures comprised of the Company, with at 50% + one (1) share in most instances and companies or individuals who have the resources or intellectual property that could contribute to revenue, once the needed liquidity is provided. The Company would also invest capital to assist in the retention of small businesses through employee ownership structures.

•

Operations - Although the Company would initially be, other than in one instance, the majority shareholder of the new joint venture companies, the services and product delivery would be done by the minority joint venture partners with the internal capability and technical expertise.

•

Oversight - The Company (acting as a holding company and as the joint venture partner providing the funding to the joint venture relationship) would maintain oversight by requiring board seats on the joint venture companies, weekly reporting and direct involvement by the Company’s officers and regular reviews by our CEO. This degree of oversight would continue until the joint venture company is deemed by the Company CEO and investment committee to be financially stable. From that point forward, unless otherwise required, the oversight frequency is expected to be reduced to a quarterly review. Also at that time, the joint venture should be up for review for a possible exit strategy. This strategy will be based on, but not limited to, the amount of funds invested, the financial success of the joint venture company and how best to positively impact the minority partner and the surrounding community.

•

Revenue – The Company expects to receive monthly administrative and development fees from these joint ventures, based on an amount to be negotiated during the finalization of each joint venture company. The amount of this fee would be determined based on each individual joint venture’s growth rate and potential and would also be carefully assessed to make sure there is no negative impact on the joint venture’s growth. This fee will continue for a five-year period, unless mutually renegotiated by both parties of the joint venture. The Company believes this model allows for more reinvestment back into the joint venture companies. At the end of the five-year period, the Company will decide, at its own discretion, if dividends or other forms of profit sharing are warranted.

•

Social Investments - Although the majority of the operations and activities of both the Company and joint ventures will seek to be revenue producing, there are causes like community, police and race relations that will have elements that are non–revenue producing. While the detailed terms of the joint ventures have not been negotiated, the Company will require that each joint venture company will, as a part of its agreement with the Company, allocate a minimum of 2.5% of its pre-tax revenue, to socially oriented activities. Such a requirement must be finalized before any investments are made by the Company into the joint venture companies.  Any such funding will occur only from those individual joint venture companies that have at least 4% pre-tax revenue. As the joint venture entity primary owners, (the Company and the joint venture partners), are expected to have stock ownership in the joint venture and the Company’s management will be the majority manager of the joint venture, we believe potential conflicts should be eliminated by both parties signing an operating agreement which will stipulate conditions under which non-revenue generating activities will be funded, before any funding is provided by the Company to the joint venture. The joint venture partner operating agreements will include an annual review of the social impact activities to be the focus of the joint venture, to determine if funding from the 2.5% pre-tax revenue would be adequate. The Company anticipates having all joint venture partners meet annually, as a part of their operating agreements, to discuss their unique perspectives on areas of social focus. Those contributing the minimum from their pre-tax revenue will be able to present and vote on social activities.  However, those not meeting the 2.5% threshold will only be able to participate in those discussions, but not vote.

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There are excellent opportunities for the Company to provide a bridge to companies that are not able to get bank loans but have revenue that can be maintained and increased. Therefore, the faith community (through churches) and social groups, will be sought as collaborators for this initiative which will include, but not be limited to, maintaining, and expanding businesses that may have reached their sunset without a succession plan.

The Company’s principal founders believe that it is possible to provide services and develop businesses that build both self-esteem and entrepreneurial knowledge within minority communities and villages, while concurrently bringing economic and social benefits into those neighborhoods and villages, creating socially responsible profits for the Company.

The Company has not yet determined a set percentage of its profits earned directly and outside of its ownership of joint venture profits, but is currently expecting to utilize the same percentages as it will require the joint ventures to agree to as a starting point.

Proposed Structuring Example

PROPOSED BUSINESS SECTORS & VENTURES

Fund Management:

SIH believes that two of the primary sectors for indigenous business development and job creation in the USA and sub-Saharan Africa are fund management and venture capital sectors.  Black and Hispanic owned start-ups and even businesses with growth potential have difficulty with fund raising. The potential for raising funds while maintaining majority ownership of a start-up or very small business typically have an appeal to investors who have a higher risk profile.  Additionally, some pension funds and other institutional investors are able to invest in alternative instruments through their fund managers. The Company intends to enter into a joint venture with Sovereign Asset Management (Pty) ltd and Blackstar Management LLC to serve as a fund management company.

•

Sovereign Asset Management & Blackstar Management 3-Party Joint Venture -  Sovereign Asset Management PTY Ltd, (“SAM”), has been operational for more than fifteen years with a history of assisting institutions in the placement of funds into alternative as well as listed stock exchange investments.  Blackstar Management , (“BSM”), owned by John E. Oxendine who once managed a fund for minorities which was funded by CBS, NBC and ABC. The model used by Blackstar provided training and hands on instructions on business ownership and sustainability, which included how to own one or more of the 10,000 radio stations and or ownership of one or more of the 1,000 television stations.  At the time, there were less than 20 radio and television stations owned by minorities.  Mr. Oxendine created more than fifty minority owned radio stations through his management and training skill sets. We believe that using his creative financial management and training “outside of the box thinking” Mr. Oxendine leveraged less than $5,000,000 (five-million-dollars) into a more than $95,000,000 (ninety-five-million-dollars) portfolio. CBS, NBC and ABC decided to replicate Mr. Oxendine’s model of training, for operating and owning broadcast media.  Mr. Oxendine started a new path in the broadcast business and ultimately partnered with Bud Paxon, in creating the foundation for Home Shopping Network.  Mr. Oxendine retired to south Florida and was asked to bring his skills to this minority centered business ownership and sustainability program for minority communities through Social Investment Holdings. With Blackstar Management, coupled with Sovereign Asset Management, the Company believes the investors in this Offering have an opportunity to help increase minority business ownership and profitability while concurrently having an opportunity to experience an upside for their communities. Through a combined joint venture majority owned by Social Investment Holdings and minority ownership by both BSM and SAM, the joint venture is expected to offer potential investors ``who would rather have a private equity return instead of the return of a holding company, that opportunity. The joint venture will become operational only after adequate funds are raised, legal requirements are met and a full operating plan is created. (See joint venture agreements in Exhibits to the Company’s Offering Statement.)

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Construction:

In the USA, the Company will target areas where gentrification is occurring and work with members of the groups being displaced to help them secure a piece of the future for the area they have called home for decades. In several areas of the U.S., new residential and commercial development projects have caused values and taxes to surge. Often, long-time residents of the areas are priced out or cannot pay the taxes. Many Blacks and Hispanics who have lived in the redeveloping areas for many years, move out, due to non-viable economic conditions. We believe the Company’s strategy for broad-based business ownership through pooling of resources, such as with this Offering, will maximize the potential for benefits of the gentrification process flowing to the people who would ordinarily be displaced. The Company will also focus on affordable housing and construction skills development for Blacks and Hispanics as a foundation for entrepreneurial development, beginning in Florida where the Company and the contemplated joint venture partner operates and have potential projects.

•

Land America Holdings and Investment Group Joint Venture - With the contemplated construction joint venture with Land America Holdings and Investment Group LLC (LAH) and recent programs at the state, local and federal levels, the Company intends to use its creative development, financing, and construction expertise to provide new access to both commercial and residential projects in redeveloping areas. Additionally, the Company intends to develop the property at the Rosewood site in concert with the existing surrounding community. The development will include but will not be limited to a memorial dedicated to Blacks and Jews from the Civil Rights era who have gotten little or no recognition for their sacrifices and high-risk contributions. Robert Curbelo, a director of the Company and project manager for multiple well publicized projects in south Florida, will serve as project administrator if the Company raises the funds contemplated in this Offering (See “Interest of Management and Others in Certain Transaction”).

The Company will focus on both new developments and housing programs in the U.S. that are designed to upgrade blighted communities utilizing Community Reinvestment Act funds, Community Redevelopment Initiatives and other available incentive programs in the U.S. The Company plans to utilize empowerment zones, tax credits, tax-exempt bond financing, community second mortgages and down payment assistance programs in its efforts to be more responsive to the financial needs of previously underserved communities. Through this Offering, The Company, through its construction joint venture intends to construct affordable housing in sub-Saharan Africa for government employees as well as the affordable non-government related housing sector. The Company’s management believes members of the community will ultimately have opportunities to both own stock in the Company and utilize its services to acquire homes and expand as well as create new businesses. Currently, the Company’s management is exploring potential opportunities for housing through the United Nations World Food Program (UNWFP) in sub-Saharan Africa associated with a recently signed Memorandum of Understanding the Company signed with the UNWFP. (See UNWFP agreement in the exhibits). Although there are no definitive agreements currently signed, the Company, through its contemplated construction joint venture, expects to consider providing housing associated with the market associated with areas supported by the UNWFP.  The Company’s contemplated construction joint venture will primarily focus on affordable single and multi-family housing, where there is a need for funding and management that could be addressed through the Company’s construction joint venture. Subject to adequate funding of this offering, the Company’s joint venture could pursue both existing and potential affordable housing needs in sub-Saharan Africa and the United States.

The Company will also rely on the construction expertise and development experience of some of the Company’s investors who have been involved in construction and real estate development sectors for more than 30 years. The Company expects to allocate the following proceeds for this sector: $1,000,000 if at least $2M is raised, $4,100,000 if $12,000,000 is raised and $10,000,000 if the $25,000,000 is raised. (See joint venture agreements in Exhibits to the Company’s Offering Statement.)

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Manufacturing:

Historically, new opportunities in the manufacturing sector have not been actively pursued by Black and Hispanic owned companies due to a host of factors, including but not limited to access to capital. The Company is looking to help bridge that gap. On August 9, 2022, President Biden signed the chip bill into law to encourage the manufacturing of semiconductor chips in the U.S. The law provides more than 52 billion dollars to assist companies in the manufacturing of semiconductor chips in the USA.

•

LL Burge & Associates Joint Venture - In response to the Chips Act signed by President Biden, the Company plans to pursue domestic semi-conductor production framework with LL Burge & Associates LLC with approximately seven Historically Black Colleges and Universities (HBCU’s). Legand Burge, President of LL Burge and Associates LLC (“LBA”) is a former Dean of the School of Engineering at Tuskegee Institute, one of the well-known Historically Black Colleges and Universities (“HBCUs”) in America. Mr. Burge has also served in additional HBCUs and other institutions of higher learning, making an impact on many young Black lives, in the opinion of the Company’s management. LL Burge and Associates LBA is a growing leader of information technology (“IT”), advisory and consulting, engineering and professional services. With a proven record of service delivery excellence, LBA has proudly supported and performed for government agencies and commercial customers located throughout the U.S. Therefore, if this Offering is successful, the Company intends to enter a joint venture with LBA, as well as leverage the relationships currently existing with at least nine HBCUs with and through LL Burge. Additionally, LBA has the requisite knowledge and experience to lead and execute the formation of or partner with a consortium of entities to ultimately produce semiconductors in the USA. (See joint venture agreements in Exhibits to the Company’s Offering Statement.)

Food Services:

The Company is contemplating a joint venture with a wholesale food preparation and sales company with FDA and USDA certifications. If successful in qualifying this Offering through the Regulation A Tier 2 process and raising the funds, the Company, through a contemplated joint venture, will be able to secure SQF certification, the highest food services certification in the world. With the SQF certification, packaged foods from cooperatives can be sold in European and US markets through existing distribution channels. The Company, through this contemplated joint venture partner will be able to distribute through its historic distribution channels which include airports, cruise ships, convention centers and small catering events such as parties to name a few. Ultimately, the joint venture plans to operate in Africa and the U.S.

•

Fedwel Joint Venture – The Company is contemplating a joint venture with Fedwel, LLC, (“Fedwel”), a wholesale food preparation and sales company with FDA and USDA certifications. Operating with no business revenue for more than a year, Fedwel faced a potential catastrophic ending to a more than 30-year Black owned business. However, due to opportunities in Africa now, in the agricultural arena, the Company has identified businesses which can easily double their revenue with the expertise and relationships of Fedwel and the Company. Additionally, there are a few years left on the African Growth and Opportunity Act, (AGOA), a program of the U.S. government, designed to help African companies access the U. S. markets. Collectively, the Fedwel joint venture is a vehicle for taking advantage of that program. The Fedwel joint venture should, through the AGOA program alone significantly benefit the revenue flow to the Company, African businesses and Fedwel itself, sustained over the short and long term. With the consummation of the investment into this proposed joint venture, Fedwel should be able to recover some of the convention catering opportunities and increase its formerly growing contract food production. Except for this joint venture opportunity with the Company, Fedwel is very unlikely to succeed as an ongoing business, given the position of the bank from which existing financing has come to Fedwel. Since the bank currently financing Fedwel, by regulation is not able to continue working with Fedwel, the Company is structuring a joint venture with Fedwel which will provide the funding necessary to salvage an opportunity which should show exponential financial growth given the new contract held by Fedwel with the Orlando Airport Authority and the AGOA opportunity. (see joint venture agreement in exhibits).

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Mining and Natural Resources:

The Company believes there are very few mines owned and operated at the management level by Black or Hispanic citizens globally.  It is believed, two of the major contributing factors to the dearth of involvement by Blacks and Hispanics in the mining and natural resources management sector can be addressed. Those two factors are financing and expertise. The Company and joint venture partner for this sector believe their mining, education and willingness to help bring new Blacks and Hispanics into the mining and natural resources sector can be mutually beneficial. Therefore, the agreement to create a joint venture is an attempt to involve more Blacks and Hispanics in the sector, while concurrently, bringing potential revenue from sectors historically monopolized by others. (The two paragraphs following are provided to why the company seeks to pursue mining and natural resources (including timber) as to why, with funding, this area of emphasis is one of our objectives and why, at least initially, the Company will contrate its efforts in two African countries.)

The 2021-2022 CIA World Factbook overview provides a brief summary of what African countries are the most promising in mining and natural resources. The focus of the Factbook was on two countries only in sub-Saharan Africa, namely Angola and the Democratic Republic of the Congo. These two countries provide a picture of where the population is, a median age of approximately sixteen-years-old and the natural resources that can contribute to a better quality of life for citizens of sub-Saharan Africa. Angola is endowed with petroleum, diamonds, iron ore, phosphates, feldspar, bauxite, uranium, and gold. The Democratic Republic of the Congo is endowed with cobalt, copper, niobium, tantalum, petroleum, industrial and gem diamonds, gold, silver, zinc, manganese, tin, uranium, coal, hydropower and timber.

•

Africo American Joint Venture - The company has explored engaging predominantly white owned businesses interested in participating in the mission of the Company in both the U.S. and sub-Saharan Africa.  A mining company, Africo American Incorporated of Kellogg Idaho, majority owned by white South Africans, has agreed to create a joint venture with the Company to economically contribute to racial harmony.  The joint venture is expected to serve as the foundation for significant Black and Hispanic ownership in the USA and sub-Saharan Africa of the abundant mining and other natural resources that in the past, have not contributed significantly to a better quality of life for the previously disadvantaged.  The joint venture is expected to include Canyon Silver mine in Kellogg, Idaho.  The joint venture partners currently operate Klipwal Gold Mine in South Africa with twenty-six percent Black South African ownership. Ownership and expertise development of, and on behalf of, previously disadvantaged citizens at all levels of the natural resource chain has been negligible.  The planned joint venture is expected to address this long term short coming. Peter Major, president of Africo American Incorporated, the contemplated joint venture partner, is uniquely qualified to assist in the implementation of the Company’s mission.  Peter graduated from Montana School of Mines in 1981 and moved to South Africa in January 1982 to work for Harmony Gold Mine. He completed his South African Mine Manager's Certificate, earned an MBA from the University of Cape Town and worked as a consultant. He began his investment career with Allan Gray in 1989 as a Gold Mine Analyst. He then spent 10 years as Head of Mining & later Senior Fund Manager at Nedcor Investment Bank where he won 2 Raging Bull Awards. In 2001 he set up HBD Asset Management as CIO with Mark Shuttleworth, with assets of $530m and managed a return of 30% average. In 2006 Peter joined Cadiz where he was Director: Mining, focusing on Private Equity, Capital Raising and M & A activity in the Mining & Resources sector. This contemplated mining and natural resources joint venture, will pursue business sectors such as tree and forest assets, water from the atmosphere for villagers and military personnel, sun and water energy as well as other natural resources. The forest assets, if secured through the joint venture, could be assessed for potential value for carbon sequestration projects, which could provide villagers with food, shelter, health care and more, if the feasibility is determined.

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HOWEVER, PROJECTS AND BUSINESS ACTIVITIES AS SUGGESTED HEREIN ARE INHERENTLY RISKY, AND THERE CAN BE NO ASSURANCE THAT THESE RISKS CAN BE MITIGATED TO THE EXTENT THAT LOSSES WILL NOT OCCUR, AND THERE CAN BE NO ASSURANCE THAT INVESTORS IN THIS OFFERING WILL NOT LOSE ALL OF THEIR INVESTMENT. POTENTIAL INVESTORS ARE ADVISED TO CONSULT THEIR OWN LEGAL AND ACCOUNTING COUNSEL AS TO THEIR SUITABILITY FOR INVESTMENT IN THE COMPANY. (SEE ‘RISK FACTORS.’)

Other Disclosures

Employees

Initially, after $1MM has been raised in this Offering, only John E. Oxendine, Julius V. Jackson and Kenneth W. Timbrook will work full time for the Company. The remaining executive staff will be hired at the beginning of the second month of operations post-raise, assuming $2,000,000 is raised. As additional funds become available and plans are scaled up, the remaining staff will be hired.

Property

The Company has two rented office locations, one at 5727 N.W. 17 Ave., Miami, Florida 33142 and a second located at 2103 Coral Way, Miami, Florida 33145. The combined space is 500 sq. ft. office space at cost of $500 per month, including electricity. Also included is the use of a reception area, eight fully furnished individual offices, a kitchen/break room, a fully furnished conference room with audio/video, bathrooms, phone system and parking for two cars.

litigation

There has not been any material civil, administrative, or criminal proceedings concluded, pending or on appeal against the Company or its affiliates.

Matrix of Contracts and Agreements

(Contracts and Agreements in Existence)

Contracts will be extended as necessary, consistent with the funding raised in this Offering. As of the date of the Offering, the following being the agreements the Company has in place as of the date of this Offering Circular:

Agreement Description	Effective Date	Current Status
Land America Holdings & Investment Group Joint Venture Agreement	August 22, 2022	Pending Funding
LL Burge & Associates Joint Venture Agreement	May 17, 2022	Pending Funding
Fedwel Joint Venture Agreement	August 17, 2022	Pending Funding
Sovereign Asset Management Joint Venture Agreement	August 22, 2022	Pending Funding
Blackstar Management Joint Venture Agreement *	August 29, 2022	Pending Funding
Africo American Joint Venture Agreement	March 22, 2023	Pending Funding

* This Agreement is a related party transaction (See INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with Social Investment Holdings, Inc. (“SIH”) financial statements for the years ended March 31, 2022, and 2021, and the notes thereto.

Overview

Social Investment Holdings, Inc. (“our”, “us”, “we”, “SIH” or the “Company”) was incorporated on January 31, 2017, in Florida.

Year Ended March 31, 2023, compared to the Year ended March 31, 2022

Revenue:

The Company has not generated any revenue since inception.

General and Administrative Expenses:

General and administrative expenses for the year ended March 31, 2023, were $85,192 compared to $1,404,841 for the year ended March 31, 2022. Professional fees were $31,808 compared to $1,282,846. The decrease was principally the result of the Company entering into a single agreement during FY 2022, that obligated it to a $1.2 million payment for services.

Interest Income and Interest Expense:

For the year ended March 31, 2023, we earned $34,303 interest income and accrued $326,150 of interest expense compared to $33,030 and $533,263 for the year ended March 31, 2022. The Company established a 100% reserve for the accrued interest in both years. For the year ended March 31, 2023, we recorded $223,535 in beneficial conversion feature discount amortization on new convertible notes payable compared to $388,332 for the year ended March 31, 2022, as our borrowings were lower in FY 2023 vs FY 2022.

Net Loss:

Net loss for the year ended March 31, 2023, was $451,942 compared to a net loss of $1,945,615 for the year ended March 31, 2022. In FY 2023, the decrease of our general and administrative expenses, principally $1,250,000 of professional fees, and approximately $165,000 in beneficial conversion feature discount amortization on new convertible notes payable were principally responsible for the decreased net loss in FY 2023 compared to FY 2022.

Six Months Ended September 30, 2023, compared to the Six Months ended September 30, 2022

Revenue:

The Company has not generated any revenue since inception.

General and Administrative Expenses:

General and administrative expenses for the six months ended September30, 2023, were $15,672 compared to $52,810 for the six months ended September 30, 2022. The Company elected to operate in a reduced mode during the six months ended September 30, 2023.

Interest Income and Interest Expense:

For the six months ended September 30, 2023, we earned $19,123 interest income and accrued $72,501 of interest expense compared to $16,628 and $71,463 for the year ended March 31, 2022. The Company established a 100% reserve for the accrued interest in both years. For the six months ended September 30, 2023, we recorded $11,821 in beneficial conversion feature discount amortization on convertible notes payable compared to $118,938 for the year ended March 31, 2022. Our beneficial conversion feature discount amortization declined as a result of the related beneficial conversion feature discount having become fully amortized.

Net Loss:

Net loss for the six months ended September 30, 2023, was $128,650 compared to a net loss of $253,012 for the six months ended September 30, 2022. In FY 2024, the decrease of our general and administrative expenses, principally a reduction of $25,000 of professional fees, and approximately $107,000 in beneficial conversion feature discount amortization on convertible notes payable was principally responsible for the decreased net loss in FY 2024 compared to FY 2023

LIQUIDITY AND CAPITAL RESOURCES

Cash Flow Activities:

Our cash balance was $7,366 as of September 30, 2023, which was a decrease from $85,625 as of September 30, 2022. This $78,260 decrease was principally a result of a decrease in financing activities.

Financing Activities:

During the year ended March 31, 2023, we received proceeds of third-party debt of $25,750. During the six months ended September 30, 2023, we received proceeds of third-party debt of $27,750.

Liquidity and Going Concern:

For the year and six months ended March 31, 2023, and September 30, 2023, we sustained a net loss of $451,942 and $128,650, respectively, have an accumulated deficit of $3,517,162 and $3,645,812, respectively, and negative working capital of $2.7 and $2.8 million, respectively. These factors caused our auditors to include a going concern paragraph in their report.

Our negative working capital is composed of our 29 short-term Convertible Redeemable Promissory Notes and Line of Credit from third parties and accrued expenses.

Related Party Financial Transactions

Tim Pappas (Former Director) and Wills Ryan (Shareholder) have made loans to the Company (see Financials – Related Party Transactions) and were granted founder shares in Social Investment Holdings prior to this Offering. African Business Holdings and People Helping Each Other have received loans from SIH and SIH has received a loan from African Business Holdings. The following financial agreements may be considered related party transactions:

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Short Term Loans

African Business Holdings, Inc. (“ABH”):

ABH is a company that is majority controlled by Kenneth Timbrook and Julius Jackson, also principals of the Company, and is a party to a Joint Venture with the Company contingent upon funding. These are the transactions between the cited parties:

Since inception of SIHI, through September 30, 2023, ABH has received $290,805 on a Line of Credit which carries a 10% rate of interest and a maturity date of June 30, 2024.

People Helping Each Other (“PHEO”):

PHEO and the Company formerly had certain common director(s) (Messrs. Jackson and Oxendine) and Loans to PHEO are for fees and expenses associated with timber holdings development in the DRC (“DRC: These are the transactions between the cited parties:

Since inception of SIHI, through September 30, 2023, PHEO has received $162,500 in four short-term loans and repaid $41,380 of these loans. These loans carry a 10% rate of interest and a maturity date of June 30, 2024.

Recent Accounting Pronouncements

In August 2020 the FASB released ASU 2020-06, Debt-Debt with Conversion and Other Options and Derivatives and Hedging – Contracts in Entity’s Own Equity. The Company will adopt this guidance starting with fiscal year 2025 beginning April 1, 2024. The Company has determined that the adoption of ASU 2020-06, ASC 250-10-S99-5 and S99-6 will have no effect on the Company’s financial statements or operations.

PLAN OF OPERATION

To date, the Company's activities have been organizational and developmental in character. Significant time has been devoted to developing business relationships while identifying and evaluating potential projects, investment targets and potential capital raises.

Since its inception, the Company has operated solely by receiving loans for start-up and development. Some of these financial agreements may be considered related party transactions. (For details, see “Interest of Management and Others in Certain Transactions -- Related Party Financial Transactions” which follows.) is hereby incorporated by reference.)

If an assumed $2,000,000 is reached, the Company should have adequate resources to at least operate at a minimal level and, over time, generate revenue for the investors. If the mid-point is reached, the Company’s investment into real estate and construction sectors should provide the liquidity necessary to execute our Company’s business plan. However, if the Company does not reach the assumed amount, it is unlikely the Company will have the liquidity to remain a going concern.

Now, with the focus being expanded to include a strong focus on the need for Black and Brown businesses to have greater access to capital, the Company has chosen to serve in a catalytic role. This role will insure the provision of management and control by the Company in each activity or company in which the company will have ownership. In its role as a holding company, SIH is seeking to pool resources found in minority communities in the U.S., countries in sub-Saharan Africa, Historic Black Colleges and Universities and corporate board rooms, among others, to contribute both intellectually and financially. (See “Business.”) The history of a majority Black owned company, Systems Management Associates, Inc.(“SMA”), formerly owned by the Company’s president, provided a wealth of experiences on which the Company has built the model exemplified in this Offering.  Founded a few years after the set-aside-program created by the Nixon administration, SMA created a holding company, created an airline, service station and other entities, to name a few. This history, demonstrated to the Company’s president the potential for success for numerous companies with the availability of adequate investment capital.

After more than fifty years of federal and other set-aside programs for minority owned companies created by the Nixon administration in the 1970’s, many lessons have been learned. Typically, Black and Hispanic owned businesses have gaps in their employee talent pool that go unfilled due to a lack of adequate capital. The Company intends to provide adequate capital and technical expertise to better assure the maximum potential for success of those businesses which enter joint ventures and perhaps other business relationships over time. Additionally, companies acquired over time through the sale of a majority stake in them to SIH will be able to develop to a point where it could exit wholly or partially with the Company through an IPO or other beneficial strategy. As Black and Hispanic companies begin to accept this model, the Company believes more previously disadvantaged businesses and communities will become more frequent users of this strategy, including Regulation A offerings (see Our Business).

The Company believes the joint ventures annotated in this qualification statement will demonstrate to Black and Hispanic businesses as well as respectively, their communities, the usefulness of pooling resources in the development of a minority led economic engine for developing communities.

The Company believes it should be able to bring about economic success by guiding Black and Hispanic communities and businesses to economic tools and models. This is due in part to some of the opportunities for accessing capital since the George Floyd killing in May 2020, such as the two-hundred-fifty million pledged by the NFL and NBA for economic development and the availability of approximately sixty-billion-dollars available from the U.S. government for developing countries, including in Sub-Saharan Africa. The Company believes it will be able to utilize its domestic and international relationships and understanding of the assistance available for citizens of Africa and America, coupled with the programs sponsored by the U.S. government, to profitably operate initially through joint ventures and over time, from revenue, acquire majority ownership or merge with additional companies initially launched, if qualified, through a future public offering.

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The Company has been involved in organizational activities and researching potential businesses that could offer the greatest impact to the Black and Hispanic business communities since the nationwide riots of 2020. Those riots negatively impacted those businesses and neighborhoods during that summer. The Company has five joint venture agreements that it believes can redress some of the physical and psychological damages resulting from those disturbances.

Management believes the Company’s financial situation to date is not reflective of what management expects the Company’s financial situation to be after the successful completion of all or a portion of this Offering.  The Company is proceeding with implementing its business plan, which delineates activities that can be implemented without resources being contributed through this Offering. Therefore, the Company’s joint venture strategy should be considered as modular in form, that can be operational either individually or in unison.

The 6 definitive joint venture agreements will be negotiated once the Company raises adequate funds in this Offering as outlined in Use of Proceeds. There will be specific operating plans and shareholder agreements with each of the joint ventures, including conditions under which the joint ventures would be structured to expand when financially viable to do so. The funds contributed by the Company to the joint ventures are not expected to generate dividends for the foreseeable future However, there are expected to be fees paid to the Company from the joint venture companies, once financial conditions allow. (See “Business – Joint Ventures.”)

The Company, during its discussions with the contemplated joint ventures, recognized some of their current personnel had great instinct, passion and requisite knowledge. However, some did not have formal training in their areas of responsibility envisioned. Additionally, some of the current staff of the intended joint ventures were performing additional tasks, including light marketing activities, based on their limited financial resources. Some of the existing staff of the contemplated joint ventures could possibly find, with a strengthened economy, employment elsewhere.  Therefore, the Company intends to identify the skill sets of all joint venture employees (once adequate funding is available) and use this to create a skills matrix. By creating such matrix for a given joint venture, management believes it could create a curriculum and strategy that joint venture for marketing, recruiting and retaining key personnel during the first 12 months after adequate funds are raised for it.

The Company has preliminarily assessed the viability of engaging with re-entry clients from state and federal detention facilities as well as athletes from colleges and universities who don’t intend to go to the next level.  The Company recognizes the difficulty in re-entering communities and earning a living wage with a detention record. The Company also recognizes the fall from grace some athletes feel when their dreams have not come through as was their objective. These two categories produce significant challenges. However, the Company believes a focus on these areas, with dedication, can produce tangible results for some of the potential contributors to Black economic development--such as the NFL and NBA investments. The Company fully expects to operate within the funds raised in this Offering if at least $12,000,000 is reached. However, within that scenario, the time required for very noticeable impact would likely be extended. The Company believes the potential for leveraging additional funds is significant. For example, there is the potential of securing additional financing through a bond program, partially underwritten by the International Development Finance Corporation, to help the Company attain its development goals. Therefore, the Company expects to operate fully for at least two years without additional funding.

The businesses and services the Company anticipates pursuing through joint ventures depend heavily on the level of capital raised in this Offering. If only the assumed two million dollars is raised, the Company anticipates using such proceeds to implement (minimally) the construction/real estate project (which includes a crematorium) and the implementation of the joint venture with Land America Holdings Group. Any available proceeds would then be used to move forward with expanding the Company’s fund-raising efforts for the joint venture pipeline included in this Offering. If the $25,000,000 maximum offering is achieved, the Company plans to fully proceed with business and projects as set out above. (See “Business” above.]

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Government Regulations

Due to the variety of different business sectors that the Company is contemplating, management understands that there are different governmental regulations that could be applicable to the Company and/or its respective joint ventures. Inasmuch as the joint ventures will be phased in, we would also expect compliance with the respective set of joint venture regulations would be phased in as well. The following are some of the types of regulations the Company will have to operate under in these different sectors:

For example:

•

If the Company enters the construction sector, the Company must meet the regulations for having a licensed general contractor for the joint venture. Additionally, the construction company must have workers compensation insurance for injury on the job or while operating company vehicles, if any. The construction company must also maintain general liability insurance and comply with the Federal Unemployment Tax Act and OSHA Regulations.

•

If the Company enters the financial services sector as contemplated through a joint venture, the joint venture partner will be required to satisfy all laws, rules and any other requirement of FINRA or state regulators, prior to expending any funds. The Company and its joint venture partner will develop a thorough business plan, including input from national and state lawyers and bankers. They will be engaged by the Company to assure that both federal and state oversight can be satisfied by the Company.

•

Indigenous Business Development could cause the Company to comply with rules in the various countries where joint ventures are created at varying stages of development. For example, in South Africa, a Black Economic Empowerment Law is a regulation that must be met by all companies operating in South Africa. In other countries, such as Angola, where there is no strict requirement to follow any regulation for Black Economic Empowerment, the Company, without coercion, will still practice Black Economic Empowerment and indigenous business development in countries where there are no rules requiring that practice.

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SELECTED FINANCIAL DATA

The following table sets forth certain financial data for the Company. The selected financial data should be read in conjunction with the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and Notes thereto. (See Appendix I.) The selected financial data for six months ended September 30, 2023, and 2022, have been derived from the Company's financial statements.

	For the six months ended September 30, 2023	For the six months ended September 30, 2022
Income Statement Data:
Revenue	$0	$0
Costs and Expenses	$15,672	$52,610
Loss From Operations	$(15,672)	$(52,610)
Interest Expense	$132,101	$190,402
Net Loss	$(128,650)	$(253,012)
Net Loss per Share (1)	$(0.02)	$(0.03)
Common and Common Equivalent Shares Outstanding	7,500,000	7,500,000
Balance Sheet Data:
Working Capital	$(2,811,892)
Total Assets	$343,316
Accumulated Deficit	$(3,645,812)
Stockholders' Equity	$(2,522,942)

(1) Common and common equivalent Shares outstanding is based on the weighted average number of Shares of common stock equivalents outstanding. Consequently, 7,500,000 Shares are the common and common equivalent Shares outstanding for purposes of computing net loss per share.

(2) The financial statements from which the above information has been derived have been prepared assuming the Company will continue as a going concern. However, the Company has incurred losses since inception and has negative working capital. Such factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company may not achieve profitability or adequate financing in the future. If the Company fails to achieve profitability and/or adequate financing, its growth strategies could be materially adversely affected.

(3) There have been no, nor are there expected to be, cash dividends for the foreseeable future.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table reflects the names, ages and positions of the Company's executive officers and directors.

Name	Position	Age	1st Elected	Term Expiration
Julius V. Jackson	President	76	Founder	Founder
John E. Oxendine	Chief Executive Officer and Chairman	79	2/05/2017	2/05/2024
Newall J. Daughtrey	Chief Financial Officer	75	2/05/2017	2/05/2024
N. Patrick Range Jr.	Director	44	2/05/2017	2/05/2024
Rhodes Robinson	Director	74	2/05/2017	2/05/2024
Timothy M. Lane	Director	74	2/05/2017	2/05/2024
Gordon G. Murdock	Director	69	2/05/2017	2/05/2024
Patricia J. Braynon	Director	69	2/05/2017	2/05/2024
Robert Curbelo	Director	59	2/05/2017	2/05/2024
Kenneth W. Timbrook	Sec./Treasurer and VP Business Development	56	Founder	Founder

JULIUS JACKSON, SR. – PRESIDENT

Mr. Jackson has been President of People Helping Each Other, Inc. since May 2010. He has been the Company’s key business development person since inception in January 2017. Mr. Jackson became an activist in 1964 as a 17-year-old, including marching with Dr. King in Saint Augustine, Florida. As an activist with vision, Mr. Jackson has parlayed the benefits of a non-profit enterprise with the free market philosophy of a for profit business. His activism led to his co-founding Ryan Millennium Group Inc. in November of 2014. Ryan Millennium Group, Inc. has multi-racial ownership and was created to bring about racial harmony in North America and Africa through multiple economic strategies. The histories of Millennium Group Worldwide, Inc., www.mgroupww.com and Ryan Inc., www.ryanfl.com, were perceived by their owners to be a perfect match for the task, and thus Ryan Millennium Group, Inc. was formed. Most recently, Mr. Jackson encouraged a group of like-minded individuals to establish a new business, Social Investment Holdings, Inc., to capitalize on one of the newest tools for helping small businesses raise funds from the Securities and Exchange Commission, namely Regulation A.

Mr. Jackson’s professional career began at General Motors Corporation in 1968 as assistant to the plant chemist for two years. Between 1971 and 1974, he served with the Metro Dade Police Department. He earned a degree in criminal justice administration at Florida International University. After the Police Department, he worked in the County Manager’s office. Mr. Jackson left Miami-Dade County in 1976 to join a private Washington D.C. consulting firm, providing technical support to Florida, Mississippi and Alabama, under a contract with the National Institute on Drug Abuse. Thereafter, Mr. Jackson founded a consulting firm that ultimately had offices in London: Kinshasa (Zaire) and Washington D.C., New Haven (Connecticut), and Miami, Florida. The firm procured national and international contracts with various U.S. government agencies, including the National Institute on Drug Abuse and the Department of Defense. He managed the development of over 10 training courses and course revisions published by the U.S. Government Printing Office (GPO). From 1985 to 1989, Mr. Jackson served on the Miami Dade County Housing Finance Authority, with emphasis on financing affordable housing. He left the authority and ultimately built housing for agencies as well as his own account.

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Mr. Jackson has developed sub-divisions in Atlanta, Georgia and Miami, Florida. Mr. Jackson’s International exposure led him to conduct housing development and business development workshops, to assist Black Businesses in South Africa in planning for collaboration to expand their capacity. He was engaged by the Archbishop of Cape Town to bring Blacks in America to sub-Saharan Africa, to join forces and mutually benefit from the combined intellectual property and natural resource assets possessed by the two groups. This led to the establishment of the “Winds of Change” initiative, launched in 2012 in Addis Ababa at the World Economic Forum. He created a Solar Water Heater project to reduce the consumption of electricity in South Africa, a country currently experiencing a shortage of electricity. Today, Mr. Jackson is focused on providing leadership for the establishment of a faith-based economic initiative, Interfaith Americans for a Better America and Social Investment Holdings, Inc., to support the creation and establishment of businesses majority owned by previously disadvantaged groups and individuals in America, sub-Saharan Africa and Brazil.  He is also serving as a vice president of the Alliance of Blacks and Jews, Inc.

While ultimately unsuccessful in raising funds contemplated, under Mr. Jackson’s leadership, Millennium Group Worldwide, Inc. registered in 2009 a public offering under the Securities Act of 1933 with the Securities and Exchange Commission. He managed a contract for the world’s fourth largest diamond mine in Angola and is currently managing, for a non-profit organization, People Helping Each Other, Inc., www.pheoglobal.org, more than 2,000,000 acres of timber for harvesting in Africa and more than 1,000,000 acres for conservation.

Mr. Jackson has been a board member of the Greater Miami Chamber of Commerce, Miami-Dade Chamber of Commerce, Salvation Army and many civic and business organizations. He also served as President of the Northeast Florida Chapter of the National Association of Minority Contractors.

JOHN E. OXENDINE – PRINCIPAL EXECUTIVE OFFICER AND CHAIRMAN

Mr. Oxendine has been an entrepreneur, operator, investor and lender in the communications industry for over 30 years. In these positions, Mr. Oxendine has been responsible for selecting, investigating, performing due diligence, analyzing, structuring, negotiating, and closing on potential investments for the companies he has owned, operated and served. He has provided portfolio management and administrative services to these companies, including monitoring the performance of their respective  portfolio companies, developing exit strategies and advising them regarding the disposition of investments. He is currently Chairman, President and CEO of Blackstar, LLC and Blackstar LP, both management companies which provide consulting and management services to the communications industry. Mr. Oxendine served as interim CEO and a member of the Board of Directors of Equity Media Holdings Corporation (“EM”) from June 2008 through January 2009. EM was a publicly held media company that divested its assets in April 2009. Mr. Oxendine served as Chairman, President and CEO of Blackstar Communications, Inc. (“BCI”), a company he formed in 1987 that acquired, owned and successfully operated commercial television stations in the U.S. Mr. Oxendine formed BCI with an original investment of $100,000 in common equity and $5 million in preferred equity, and eventually bought 5 television stations at a cost of nearly $30 million.

When the sale of all the stations was completed to USA Broadcasting, Inc., in 1998, the total sale value was $96 million, yielding a significant return on investment to the investment group which included Fox Television Stations Inc. (“FOX”) and Home Shopping Network, Inc. (“HSN”). From 1981-1995, Mr. Oxendine served as President and Chairman of the Board of Directors of Broadcap Capital, Inc. (“Broadcap”) and its then parent company, Broadcast Capital Fund, Inc. (“BCFI”). Broadcap and BCFI were companies that were mandated by their investors, large publicly held broadcast companies, to invest in minority-controlled communications businesses. Broadcap was essentially a lender of last resort to new minority entrepreneurs in the media industry. Additionally, as part of the mandate, Broadcap and BCFI provided managerial and financial training to over 3,000 radio and television industry professionals. As Chairman and President of Broadcap and BCFI, Mr. Oxendine oversaw the companies’ strategic development, management, capital raising efforts, portfolio-company monitoring and all investment decisions. Under his leadership, Broadcap and BCFI committed approximately $17 million to over 47 companies to acquire or construct broadcast properties, leveraging total capitalization in these companies to an amount of nearly $80 million. Included in the companies receiving funding and other support from Broadcap were eight Hispanic owned and operated entities, several of which were seeded by Broadcap’s investments and subsequently became significant companies in the Hispanic media industry. Mr. Oxendine served on the boards of directors of Paxson Communications Corporation, a large publicly held media company and Lockhart Companies Incorporated, primarily a real estate company.

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He served in the U.S. Marine Corps on active duty from July 1967 to December 1968 and in the active reserve from December 1968 to July 1973. Mr. Oxendine earned an M.B.A. from Harvard University, Graduate School of Business in 1971. He received a B.A. in Political Science and Sociology from Hunter College in 1965. He has a working knowledge of Spanish and French as well as some familiarity with Russian. Mr. Oxendine has written several articles on venture capital and media investing that have been published in the Bar Association Law Journal, Duke University Law Review, Journal of Minority Business Finance and Sound Management.

NEWALL J. DAUGHTREY - PRINCIPAL FINANCIAL OFFICER

Mr. Daughtrey has agreed to join the Company as Chief Financial Officer once the Company reaches the assumed $2,000,000 Offering. Mr. Daughtrey is currently the chairman of a consulting firm (Newall J. Daughtrey & Associates) offering services in business/economic development and municipal management. As City Manager of Belle Glade, Florida, Mr. Daughtrey was instrumental in updating that city’s ordinances and getting the City Commission to approve the first rate increase for the water and sewer enterprise since 1999.  As City Manager of Opa-Locka from 2000-2002, 1994-1995 and 1979-1982, his responsibilities included supervision of the following departments: Police, Finance, Parks and Recreation, Library, Water and Sewer, Public Works, Sanitation, Building Licenses and Code Enforcement. Managing 175 employees with a budget of $23 Million, Mr. Daughtrey was successful in securing a $2.1 Million grant from the State of Florida to develop a storm-water utility master plan, a $10 million grant from FEMA and the State of Florida to clean out the Opa-Locka’s canals and getting the City Commission to approve $40 Million in a Special Assessment for capital improvements for the City. For 10 years, Mr. Daughtrey served as President and Executive Director of The Business Assistance Center founded to create and expand Black-owned business. His efforts created a business incubator for 71 firms, loaned and invested over $11 million to 124 Black owned firms and, upon becoming a 301(d) licensee, was approved to issue $5 million in capital stock (Class A) and up to $20 million in Subordinated Stock (Class B). Over the last 30 years, Mr. Daughtrey’s experience in city governing has led to community redevelopment and revitalization projects to include the creation of the Business Assistance Center, a Black owned bank (People National Bank), a black controlled credit union and a Job Assistance Project creating over 36,000 jobs in non-subsidized jobs over a five-year period. Professional Affiliations include Vice-President Miami-Dade County and City Manager Association, member of the Florida City and County Manager Association, the International city Manager Association, the American Society for Public Administration, Greater Miami Chamber of Commerce and the former Vice-Chairman, Board of Trustees Miami-Dade Community College and Board of Governors of Greater Miami Chamber of Commerce.

TIMOTHY M. LANE - DIRECTOR

Mr. Lane is the CEO of Everest Advisors, Inc. He is also Co-Founder of The Afghanistan Reconstruction Company, LLC. In this capacity, he established the first privately owned bank in Afghanistan in partnership with Asian Development Bank and ING. In Afghanistan, Mr. Lane was also responsible for: rebuilding a significant portion of the Kabul-Kandahar road for USAID; successfully completing the new US Embassy complex in Kabul; and forming a successful partnership to build, own and operate the first 4-star hotel in the region, Hyatt Regency Kabul. He is an experienced private equity investor having made early-stage investments in a number of companies that have enjoyed successful IPOs: iManage, Inc., CyberSource Corporation, Beyond Corporation, Radcom Ltd. and Media-Metric Inc. Starting in 1981, Mr. Lane was on a fast-track career path with PepsiCo, Inc. where he spent 16 years in various senior management positions. These included CFO, Frito Lay International; CFO, Pepsi-Cola International; and CFO, Kentucky Fried Chicken Worldwide. Lastly, as CEO, PepsiCo Restaurants International, he led KFC and Pizza Hut to positions of dominance throughout China, Asia as well as the Middle East. Later Mr. Lane was recruited by Bass PLC to become Chairman and CEO of Holiday Inn Worldwide.

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N. PATRICK RANGE II - DIRECTOR

Mr. Range is currently a sole practitioner in the areas of land-use, environmental, estate planning and probate law. He has been a member of the Virginia Key Beach Park Trust Board since 2007. Mr. Range is the grandson of the late Mrs. M. Athalie Range, the founding chair of the Virginia Key Beach Park Trust and the first African American Commissioner in the City of Miami. He has been a practicing attorney in the State of Florida since October 2002. From August 2004 to late 2007, Mr. Range practiced environmental law at Greenberg Traurig, P.A., a multi-national law firm with over 1,700 attorneys. From October 2002 to August 2004, Mr. Range practiced government and land-use law as a legislative aide for then Commissioner Johnny L. Winton of the City of Miami. During this span of time, the City of Miami and Miami-Dade County experienced an unprecedented real estate and construction boom. He remains an integral part of the development of Miami-Dade County. During his career as an attorney, Mr. Range has represented numerous developers and development entities before various municipalities in Miami-Dade County. He has also represented clients before (among others) Miami-Dade County, City of Miami, City of Sunny Isles Beach, City of Miami Beach and the City of Opa-locka. Mr. Range is also a third-generation operator/manager of Range Funeral Home since 2008. He received an Associate of Arts degree in Mortuary Science from Miami-Dade College in 2009. Mr. Range received a Bachelor of Arts degree in Political Science cum laude from Morehouse College in 1999. He also received both a Juris Doctorate degree (2002) and a Master of Laws degree in Real Property Development from the University of Miami School of Law in 2004. Mr. Range is a proud member of The Florida Bar and Alpha Phi Alpha Fraternity, Inc., among many other affiliations.

PATRICIA J. BRAYNON - DIRECTOR

Ms. Braynon was the executive director of the Miami-Dade Housing Finance Authority for more than 30 Years. She was responsible for the overall administration of the Authority’s bond issuance activities as well as management of a $1.5 billion loan portfolio, responsible for staff supervision, budget preparation, fiscal management and implementing policy directives. Under Ms. Braynon’s guidance, the Authority created a Deep Subsidy program that pools sources of financing and blends interest rates to reduce overall costs for borrowers. Until the recent hire of its own Chief Executive, Ms. Braynon acted as CEO of the Miami-Dade Affordable Housing Foundation, Inc. where she continues to serve on the Board of Directors. For two years, in 1996 to 1997, she served as one of five assistant county managers with the Miami-Dade County Municipal Government. Ms. Braynon’s areas of responsibility included the management and oversight of eleven departments with a combined budget of more than $200 million and approximately 3,300 employees. million. In addition, she has over 30 years’ experience in private and public sector housing finance and mortgage lending. In retirement, Ms.  Braynon maintains her commitment to the community in her capacity as Chairperson of the Black Archives and Historic Lyric Theater in Miami, Florida. She earned a Bachelor of Science in Business Administration from Tuskegee University, Tuskegee, Alabama.

ROBERT CURBELO, JR. - DIRECTOR

In 1985, Mr. Curbelo Jr. started his professional construction management career working for one of the largest construction management companies in the U.S., Morse Diesel International Inc. (which was later acquired in 2000 by AMEC Construction Management Inc., a $1 billion U.K. company).  He has over thirty years of real estate development and construction management experience in the South Florida market, having worked for preeminent real estate developers such as the Codina Group, aka Codina Bush Klein, the DACRA Companies, BHI LLC (a subsidiary of Breakstone Homes Inc.) and a construction company, OHL/Tower Group. During his career, Mr. Curbelo managed the construction of the Dolphin Mall site, the Miami Children’s Museum, CAC Medical Office Building, Midtown Garage & Retail Block and Telephonica USA, among other projects in Miami Dade County. He has built projects in all construction sectors, i.e., restaurants, industrial (warehouses), infrastructure, office, commercial interiors, residential, commercial renovation, historic remodeling, retail and hospitality. Mr. Curbelo was also Vice President of Design and Construction and the licensed qualifier for Cohen Brothers Construction Company from 2008 to 2013 where he managed $20M of interior remodeling in an operating high end show room and office environment.

Mr. Curbelo holds a Bachelor of Science Degree in Civil Engineering, a Bachelor of Science Degree in Architectural Engineering from the University of Miami, and a Master’s in Business Administration (MBA) from the University of Florida. He is a State of Florida certified general contractor since 1986 and a Florida Real Estate Broker since 1987.

Presently, Mr. Curbelo is working as Senior Project Manager of Design/Construction for Flagler Real Estate Development Inc., a subsidiary of Florida East Coast Industries, wholly-owned by Fortress Investment Group, developing Class A warehouse facilities in corporate park settings.

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GORDON G. MURDOCK - DIRECTOR

Mr. Murdock has experience in manufacturing, international business and experience working for a publicly traded company. Mr. Murdock previously worked at Goodyear Tire & Rubber Holdings (Pty) Limited where he was the Managing Director responsible for all Goodyear’s operations in sub-Saharan Africa. He held this position from 2001 until his retirement in 2006, during which time he was responsible for a budget of over $500 million and 5,000 employees. From 1999 to 2001, Mr. Murdock was also the Director of Manufacturing Operations for the Eastern Europe, the Middle East and Africa. He has integrally been responsible for the complete manufacturing procedures in five countries for Goodyear. Mr. Murdock’s responsibilities extended to Product Planning and the finished quality of Goodyear products. Additionally, he was responsible for identifying and developing new manufacturing opportunities in Russia. Before that, from 1994 through 1999, he was the Plant Manager of Goodyear’s tire manufacturing plant in Lawton, Oklahoma. At the time, the plant was Goodyear’s largest and most productive manufacturing facility and Mr. Murdock supervised over 2,400 employees. Between 1979 and 1994, he worked in increasingly responsible positions at Goodyear, holding various positions in Quality Assurance, Technical Service and Manufacturing. He graduated from the U.S. Military Academy in 1973 with a B.Sc. in Engineering and was a Commissioned Officer of the U.S. Army from 1974 until 1979. He is fluent in Italian, German, Spanish, French, Russian and Afrikaans. Subsequent to receiving his degree in engineering, and while working for Goodyear, Mr. Murdock achieved a M.S. in Applied Mathematics at Case Western Reserve University in 1982 and he gained an MBA from the University of Akron in Corporate Finance in 1983.

ISAAC RHODES ROBINSON, JR. - DIRECTOR

Mr. Robinson is the former founder, President and CEO of Environmental Services, Inc. located in Jacksonville, Florida. He is a Certified Environmental Professional and a Professional Wetland Scientist with academic experience and training in wildlife management, wildlife field studies, wetland ecology, coastal ecology, mitigation banking, vertebrate biology, vertebrate taxonomy, botany and ecosystem ecology. As CEO of a 70-person firm, Mr. Robinson is involved with large-scale planning and permitting and is recognized for implementing innovative approaches and solutions to environmental issues and resolution of disputes. He also has had significant training in systematic botany including taxonomy of the grasses, rushes and sedges, and general ecology with emphasis on coastal ecology. Mr. Robinson has been involved with wetland studies on several million acres of land and has extensive experience in coordination with regulatory agencies, site analysis, development planning and as an expert witness.

In addition, Mr. Robinson provides corporate quality control supervision, project management, and technical support for all company resource analysis projects. He is particularly experienced in wetlands and endangered species ecology. Mr. Robinson has prepared text for numerous projects. His responsibilities extend to literature review and synthesis, biotic community mapping, aerial photograph interpretation, editing and public agency contacts. Mr. Robinson has performed field and writing tasks and has served in various leadership roles for numerous impact assessments of airport, highway, commercial and residential development; evaluation and mitigation of impacts of various activities in wetland areas; natural resource inventory; projects as large as 125,000 acres; time-critical field water quality surveys; analysis of water quality data; environmental impact assessment of operation of military installations; master planning for water resources projects; environmental assessment for major industrial development; wetland mitigation banks in Florida, Georgia, South Carolina and North Carolina; hazardous and toxic materials audits; and analysis for numerous Developments of Regional Impact (DRI's) in Florida. Mr. Robinson has a M. S. in Wildlife Biology from North Carolina State University (1977), B. S. in Wildlife Biology North Carolina State University (1970) and a B. S. in Textile Technology North Carolina State University (1970). He has also served as Chairman of Society of Wetland Scientists Ways and Means Committee, Past President and Committee Chair for the Society of Wetland Scientists Professional Certification Program and past member of the Board of Director for the Northeast Florida Builders Association.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Employment Date	Proposed Annual Salary ($)	Other Annual Compensation
Julius Jackson, Sr.	At Month 2 after $1MM funding	125,000	N/A
Kenneth Timbrook	At $1MM Funding	125,000	N/A
John Oxendine	At $1MM Funding	150,000	N/A

To date, no compensation (salaries or any bonus) has been provided to any of the named executives, listed in the table immediately above, except for the securities provided for under the section “Security Ownership of Certain Beneficial Owners and Management” below. All discussions in this table and section refer to compensation that will begin only if $1MM is achieved in this Offering. All salary increases for executives will be voted on by the Board based on the operational success of the Company.

Compensation to outside board members will be at $1,000 per meeting, plus travel and incidental expenses. There will be no compensation to board members employed by the Company or any of its affiliates unless serving as an officer or in a consulting capacity. The Company intends to secure directors and officers insurance (also referred to as “D&O Insurance”) if the assumed $2,000,000 is achieved from this Offering.

Messrs. Jackson, Timbrook and Oxendine along with accountants and legal consultants have contributed time and expertise to the development of the Company with limited, or no compensation.  If only the assumed funding is subscribed for in this Offering and no other funds are available, there will be no financial reimbursements for the development period of this Offering. However, once cash flow is available to adequately cover any accrued amounts (the difference between the full compensation level and what has been paid to date), they will be paid the accrued amounts.

SECURITY OWNERSHIP BY BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information with respect to the beneficial ownership of the Company's Shares, immediately prior to and after this Offering:

Directors, Officers & Founders (1)(2)	No. Shares Prior to Offering	% at $2MM	% at $12MM	% at $25MM	Current % of Common
Julius Jackson	5,754,705	74.74%	66.15%	57.55%	76.73%
Patrick Range	10,417	0.14%	0.12%	0.10%	0.14%
Gordon Murdock	31,250	0.41%	0.36%	0.31%	0.42%
Robert Curbelo	4,167	0.05%	0.05%	0.04%	0.06%
Patricia Brainon	833	0.01%	0.01%	0.01%	0.01%
Kenneth Timbrook	191,083	2.48%	2.20%	1.91%	2.55%
John Oxendine	35000	0.45%	0.40%	0.35%	0.47%
Rhodes Robinson	148,500	1.93%	1.71%	1.49%	1.98%
Sub-Total	6,175,955	80.21%	70.99%	61.76%	82.35%
Other Shareholders	1,3245,045	17.20%	15.22%	13.24%	17.65%
Total	7,500,000	97.40%	86.21%	75.00%	100.00%

(1)	The address of such enumerated beneficial owners and management is that of the Company, 5727 N.W. 17th Avenue, Miami, Florida 33142.

(2)	Reflects only persons in the indicated categories who own shares in the Company.

(3)

Julius Jackson., President of the Company, has voting authority for Son Spirit Holdings, Inc., 5727 N.W. 17th Ave. Miami, Florida 33142.  Son Spirits Holdings owns 5,748,833 Shares or 74.91% of the Company. Accordingly, he is deemed to have “beneficial ownership” in SIH.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Shares.

Robert Curbelo, currently a director of the Company, is expected to be appointed project manager for a real estate development and construction contracts contemplated by the Company construction joint ventures. Mr. Curbelo will be paid at market rates for his services to and for the Company. Mr. Curbelo is also an investor with .05% ownership in the Company. The Company does not currently have any legally binding agreement with Robert Curbelo”

William H. Ryan is the majority owner of Ryan Millennium Group which owns 5% of the founder shares of the Company and Mr. Ryan has made loans to the Company. The amount currently outstanding is $360,000 as of September 30, 2023. (See “Related Party Financial Transactions” below.) Julius Jackson and Kenneth Timbrook are owners of African Business Holdings which has a minority ownership stake in Ryan Millennium Group.

Kenneth Timbrook had voting authority for T3 Business Solutions, Inc. (“T3”) which previously owned a majority of the founder shares of the Company and Mr. Timbrook serves as Corporate Secretary, Treasurer and V.P. of Business Development for the Company. Due to possible tax implications to the owners of T3, the stock in the Company originally owned by T3 was sold to Son Spirit Holdings, Inc. for consideration, effective February 16, 2018, in a privately negotiated transaction. Such private sale did not (and does not) have any material effect on the Company or its operations, among other reasons because the same 3 family trusts were the beneficial owner of the former T3 and are now the beneficial owners of Son Spirits Holdings, Inc. As footnoted in the ownership table above, Son Spirit Holdings, Inc. owns 76% of the Company’s currently outstanding shares, an amount to be reduced dramatically if the $25,000,000 maximum raise is achieved.

John Oxendine and Tina Jonas (the former Executive Chairman) were gifted 35,000 shares each as officers, from T3’s original founder shares (now owned by Son Spirit Holdings), for their services to the Company. These shares reduced Son Spirit Holdings’ ownership in the Company by 70,000 shares, to 5,748,833 shares. Mr. Oxendine continues to currently perform officer duties for SIH without compensation.

John Oxendine is the President and CEO of Blackstar Management LLC, with which the Company has a Joint Venture Agreement. If successful with this Offering, the Company intends to execute on, and invest in, the Blackstar Management LLC Joint Venture (See joint venture agreements in Exhibits to the Company’s Offering Statement.

RELATED PARTY FINANCIAL TRANSACTIONS

Tim Pappas (Former Director) and Wills Ryan (Shareholder) have made loans to the Company (see Financials – Related Party Transactions) and were granted founder shares in Social Investment Holdings prior to this Offering. African Business Holdings and People Helping Each Other have received loans from SIH and SIH has received a loan from African Business Holdings. The following financial agreements may be considered related party transactions:

Short Term Loans

African Business Holdings, Inc. (“ABH”):

ABH is a company that is majority controlled by Kenneth Timbrook and Julius Jackson, also principals of the Company, and is a party to a Joint Venture with the Company contingent upon funding. These are the transactions between the cited parties:

Since inception of SIHI, through September 30, 2023, ABH has received $290,805 on a Line of Credit which carries a 10% rate of interest.

People Helping Each Other (“PHEO”):

PHEO and the Company formerly had certain common director(s) Messrs. Jackson and Oxendine. The Company has made loans to PHEO are for fees and expenses associated with timber holdings development in the Democratic Republic of the Congo. These are the transactions between the cited parties:

Since inception of SIHI, through September 30, 2023, PHEO has received $162,500 in four short-term loans and repaid $41,380 of these loans. These loans carry a 10% rate of interest.

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Redeemable Convertible Promissory Notes

The Company, in privately negotiated exempt transactions, issued promissory notes that are convertible into Company common stock at a 60% discount to the then current market price of the Company common stock (the date a function of when the Company receives a conversion notice from the lender) and each carries an interest rate of 10%. In the event of default, the default interest rate becomes 15% and the default conversion rate becomes a 65% discount to the then current market price (again, when the Company receives a conversion notice from the lender) of Company common stock. (See “Financials - Convertible Redeemable Promissory Notes.”) All of the transactions involving convertible promissory notes were exempt from registration under Section 4(a)(2) the Securities Act of 1933, as amended, inasmuch as, in each case: (1) the investors (note-holders) are sophisticated and knowledgeable about the investment and able to bear its economic risk; (1) there are a very small number of investors; (3) there was no general advertising or solicitation to the public; (4) substantial information was provided to the investors prior to the investment; and (5) the investors each have investment intent, i.e. the investors intend to hold (and have done so) their investment for a reasonably long time. Below are the transactions between the cited parties, each on the foregoing terms:

Tim Pappas, former Director:

In March 2017, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $35,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In April 2017, SIH issued a redeemable convertible promissory note to Tim Pappas in the amount of $8,000 that matures on  June 30, 2024, and carries a 10% rate of interest payable at maturity.

In May 2017, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $32,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In June 2017, SIH issued two redeemable convertible promissory notes to Tim Pappas in the amounts of $32,700 and $56,000 and respectively mature on June 30, 2024, and carry a 10% rate of interest payable at maturity.

In October 2017, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $5,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In December 2017, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $5,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In January 2018, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $5,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In November 2018, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $8,300 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In December 2018, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $7,500 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In April 2019, SIH issued two redeemable convertible promissory notes to Tim Pappas in the amounts of $15,000 and $10,000 and respectively mature on June 30, 2024 and carry a 10% rate of interest payable at maturity.

Wills Ryan – Founding Shareholder/Ryan Millennium Joint Venture

In March 2017, SIH issued a redeemable convertible promissory note to Mr. Ryan, an SIH founding shareholder and party to the Ryan Millennium joint venture, in the amount of $35,000 and matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In June 2017, SIH issued a redeemable convertible promissory note with Mr. Ryan, an SIH founding shareholder and party to the Ryan Millennium joint venture, in the amount of $50,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In April 2019, SIH issued a redeemable convertible promissory note with Mr. Ryan, an SIH founding shareholder and party to the Ryan Millennium joint venture, in the amount of $10,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In April 2021, SIH issued a redeemable convertible promissory note with Mr. Ryan, an SIH founding shareholder and party to the Ryan Millennium joint venture, in the amount of $125,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

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In September 2021, SIH issued a redeemable convertible promissory note with Mr. Ryan, an SIH founding shareholder and party to the Ryan Millennium joint venture, in the amount of $125,000 that matures on June 30, 2024, and carries a 10% rate of interest payable at maturity.

In July 2023, SIH issued a redeemable convertible promissory note with Mr. Ryan, an SIH founding shareholder and party to the Ryan Millennium joint venture, in the amount of $11,750 that matures on June 30, 2024, and carries a 18% rate of interest payable at maturity.

Given the multiple relationships outlined above, the actions by the Company should be viewed in other than an arms’-length manner. In the future, subsequent to funding, all contracts will be put out for competitive bid. Any contracts on which a Board member of any other related party might enter a bid will be awarded on the basis of the lowest credible bid and the related party will not have any decision-making authority in such an award.

The Company may enter into transactions with its affiliates in the future. In that context, the Company will require any director or officer who has a pecuniary interest in a matter being considered to excuse himself or herself from any negotiations. In any event, subsequent to funding, any debt instruments of the Company in the future are expected generally to prohibit the Company from entering into any such affiliate transaction on other than arm’s-length terms. In addition, a majority of the Board is (and must continue to be) independent of the Company. In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all such matters. Moreover, subsequent to funding under this Offering the Company intends to seek additional independent directors to be added to the Board.

CAPITALIZATION

The following table sets forth (i) the capitalization of the Company as of September 30, 2023 (the date of the interim financials contained in the Offering) and (ii) the pro forma capitalization of the Company on the same date, reflecting:

A.	The sale of 200,000 Shares of common stock offered by the Company hereby for the estimated net proceeds of $10.00 per share (the Minimum Offering).

B.

The sale of 2,500,000 Shares of common stock offered by the Company for estimated net proceeds of $10.00 per share (the “Maximum Offering”). (See “Application of Proceeds,” “Description of Capital Stock” and “Securities Ownership by Beneficial Owners and Management.”)

C.	There has been no change in the number of Shares outstanding through the date of this Offering.

As of September 30, 2023

SHAREHOLDERS EQUITY

Common Stock, $0.0001 par value; Authorized 100,000,000 Shares;

Issued and outstanding (Actual) 7,500,000 Shares,

7,600,000 (Minimum) and 10,000,000 (Maximum)

	Actual Adjusted	$1,902,500	$24,750,000
Common Stock Par Value	$750	$770	$1,000
Paid-In Capital	$1,122,120	$3,024,620	$25,872,120
Accumulated Deficit	$(3,645,812)	$(3,645,812)	$(3,645,812)
Total Shareholders’ Equity and Capitalization	$(2,522,942)	$(620,422)	$22,227,308

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DESCRIPTION OF CAPITAL STOCK

The Company was organized in Florida and in a previous offering, which was withdrawn, became effective on January 27, 2017 and again June 4, 2018. The Company's authorized capital stock consists of 100,000,000 Shares of $0.0001 par value common stock, the only class of stock outstanding at this time (“the Shares”). Shareholders are entitled to one vote per Share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of liquidation, dissolution or winding up of the Company, the Shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of the Company. (See “Risk Factors – Control by the Principal Stockholders.”)

DIVIDEND RIGHTS

Each Share is entitled to dividends if, as and when dividends are declared by the Company's Board of Directors. It is not the current expectation of the Company to pay dividends.

Anti-Takeover Statute

Section 607.0902 of the Florida Business Corporation Act (the “FBCL”) prohibits the voting of shares in a publicly-held Florida corporation that are reacquired in a "control share acquisition: unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's board of directors, unless the corporation's articles of incorporation or by-laws specifically state that this section does not apply. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more, but less than one-third of such voting power: (ii) one-third or more, but less than a majority of such voting power; and (iii) more than a majority of such voting power. Since the Company's articles of incorporation, as amended, specifically state that Section 607.0902 does not apply to control share acquisitions of Shares of the Company, the protections contemplated under this provision will not be available to the Company.

Directors' Liability

As authorized by the FBCL, each director or officer of the Company will be indemnified by the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative in which he is involved by reason of the fact that he is or was a director or officer of the Company; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. The articles of incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or any of its Shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director's duty of loyalty to the Company or its Shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the FBCL; or (iv) for any transaction from which the director derived an improper personal benefit. In effect, such articles authorize the Company to indemnify any person to the fullest extent permitted by the FBCL.

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On the basis of federal and/or state statutes, (a) shareholders in a corporation have the right, subject to the provisions of the Federal Rules of Civil Procedure and jurisdictional requirements, to bring class actions in federal court to enforce their rights under federal securities laws; and (b) Shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from a corporation's management where the losses result from a violation by the management of SEC Rule 10b-5, promulgated under the Securities Exchange Act of 1934, as amended. It should be noted, however, that in endeavoring to recover damages in such actions, it would be generally difficult to establish as a basis for liability that the Company's management has not met such a standard. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest. The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who may, in the future, believe that the Company's management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.

The Company expects to obtain Director and Officer Liability coverage ($2,000,000 minimum) concurrent with the Offering being declared qualified by the Securities and Exchange Commission.

Preferred Stock

The Company's articles of incorporation do not authorize the issuance of preferred stock.

Transfer Agent

Colonial Stock Transfer Company, Inc. (https://www.colonialstock.com), 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Phone (801) 355-5740.

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

TRADING MARKET

The Company, which currently has approximately 76 shareholders, will become an alternative reporting company under Regulation A, Tier 2 of the Securities Exchange Act of 1933 concurrent with the date of this Offering. There is no public trading market for the Shares of the Company. The Company expects, as an alternative reporting company, to qualify its Shares for quotation on the OTCQB or OTCQX or other secondary market for which the Company’s common Shares may then qualify. (See “Risk Factors.”)

Dividend Policy

Short-term or long-term operations prospects may not generate a profit. Therefore, the Company is not likely to pay immediate dividends and an investment in the Company is thus not suitable for investors seeking current income for financial or tax planning purposes. Future dividends will be paid at the sole discretion of the Board of Directors of the Company.

Legal Matters

The validity of Shares being offered by this Offering will be passed upon for the Company by Gary L. Blum, Esq, Los Angeles, California 90010.

Experts

The financial statements included in this Offering Circular and in the Offering Statement have been audited by BF Borgers CPA PC , independent certified public accountants, and Balko & Company, independent certified public accountants,  to the extent and for the periods set forth in their Report, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, appearing as Appendix I to this Offering, and are included in reliance upon such Report given upon the authority of said firm as experts in auditing and accounting.

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COMPANY FINANCIALS

SOCIAL INVESTMENT HOLDINGS

YEAR END FINANCIALS

Years Ended March 31, 2023 and 2022

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Social Investment Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Social Investment Holdings, Inc. (the Company) as of March 31, 2023, and the related statements of operations, stockholders’ equity, and cash flows for the period then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023, and the results of its operations and its cash flows for the year ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred recurring operating losses, has negative cash flows from operating activities, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments result from the outcome of this uncertainty. Our opinion has not changed as a result of this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Bolko & Company

We have served as the Company’s auditor since 2023.

Boca Raton, Florida

September 17, 2023

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Social Investment Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Social Investment Holdings, Inc. as of March 31, 2022, the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

December 1, 2022

F-3

SOCIAL INVESTMENT HOLDINGS, INC.

Balance Sheets

	March 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash	$40,943	$122,486
Prepaid expenses and other assets	47,000	47,000

Total current assets	87,943	169,486

FIXED ASSETS
Land	288,950	288,950

Total fixed assets	288,950	288,950

Total Assets	$376,893	$458,436

LIABILITIES AND STOCKHOLDER’S (DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,238,500	$1,220,000
Convertible notes payable and accrued interest, net of discount	1,143,323	1,056,033
Convertible line of credit and accrued interest, net of discount	389,362	150,502

Total current liabilities	2,771,185	2,426,535

Total Liabilities	2,771,185	2,426,535

Commitments and contingencies

STOCKHOLDER’S (DEFICIT) EQUITY
Common stock, $0.0001 par value, authorized 100,000,000 shares; 7,500,000 issued and outstanding	750	750
Additional paid-in capital	1,122,120	1,096,371
Accumulated deficit	(3,517,162)	(3,065,220)

Total stockholders’ (deficit) equity	(2,394,292)	(1,968,099)

Total Liabilities and Stockholder’s (Deficit) Equity	$376,893	$458,436

F-4

SOCIAL INVESTMENT HOLDINGS, INC.

Statement of Operations

For the Year Ended March 31,

	2023	2022

REVENUES	$-	$-

OPERATING EXPENSES:
General and administrative expenses	32,802	62,366
Salaries	20,582	59,629
Professional fees	31,808	1,282,846

Total expenses	85,192	1,404,841

OTHER (INCOME) EXPENSE
Interest income	(34,303)	(33,030)
Interest expense	326,150	533,263
Reserve for bad debt	74,903	40,541

Total other (income) expense	366,750	540,774

Net loss before income taxes	(451,942)	(1,945,615)
Income taxes	-	-

Net loss	$(451,942)	$(1,945,615)

Net loss per weighted average common share	$(0.06)	$(0.26)

Number of weighted average common shares outstanding	7,500,000	7,500,000

F-5

SOCIAL INVESTMENT HOLDINGS, INC.

 Statement of Stockholders’ Equity (Deficit)

	Number of Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

BALANCE, April 1, 2021	7,500,000	$750	$520,180	$(1,119,605)	$(598,675)

Beneficial conversion rights in connection with issuance of convertible notes	-	-	576,191	-	576,191

Net loss	-	-	-	(1,945,615)	(1,945,615)

Balance, March 31, 2022	7,500,000	750	1,096,371	(3,065,220)	(1,968,099)

Beneficial conversion rights in connection with issuance of convertible notes	-	-	25,749	-	25,749

Net loss	-	-	-	(451,942)	(451,942)

Balance, March 31, 2023	7,500,000	$750	$1,122,120	$(3,517,162)	$(2,394,292)

F-6

SOCIAL INVESTMENT HOLDINGS, INC.

Statement of Cash Flows

For the Year Ended March 31,

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(451,942)	$(1,945,615)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	223,535	388,332
Reserve for bad debt	74,903	40,541
Changes in operating assets and liabilities
(Increase) in accrued interest receivable	(34,303)	(33,030)
Increase in accounts payable and accrued expenses	18,500	1,200,000
Increase in accrued interest payable	102,614	144,931

Net cash used in operating activities	(66,693)	(204,841)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposit towards purchase of property	-	47,450
Loans and advances to related party	-	(2,510)
Purchase of real property	-	(288,950)
Advances on line of credit to related party	(40,600)	(5,000)

Net cash used in investing activities	(40,600)	(249,010)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans and advances from third party	25,750	576,190

Net cash provided by financing activities	25,750	576,190

Net (decrease) increase in cash	(81,543)	122,339

CASH, beginning of period	122,486	147

CASH, end of period	$40,943	$122,486
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Taxes	$-	$-

F-7

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 -  NATURE OF OPERATIONS

Social Investments Holdings, Inc. (“SIH” or “we”) is a Florida chartered corporation which conducts business from its headquarters in Miami, Florida. We intend to enter into various joint ventures, principally with minority owned businesses. We were incorporated on January 31, 2017, and have elected March 31 as our fiscal year end.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation The accompanying condensed financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"). Certain comparative period items have been reclassified to conform with the current period presentation.

(b) Use of Estimates  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(c) Cash and Cash Equivalents  For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.  We had no financial instruments that qualified as cash equivalents at March 31, 2023 or 2022.

(d) Receivables and Allowance for Doubtful Accounts The company evaluates the collectability of our loans and line of credit receivables based on a combination of factors.  Collection risks are mitigated by ongoing credit evaluation of the debtors; and the frequent contact by us with our debtors enables us to monitor changes in business operations and to respond accordingly. Allowances for doubtful accounts are recognized based on the length of time the receivables are outstanding, the current business environment and historical experience.

( e) Property and equipment All property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method.  Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

(f) Financial Instruments and Fair Value Measurements  ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 “Fair Value Measurement” clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

F-8

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, continued

(f) Financial Instruments and Fair Value Measurements, continued

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

(g) Related Party Transactions All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

(h) Revenue Recognition The Company adopted Accounting Standards Codification, (“ASC”), 606, “Revenue from Contracts with Customer” on January 1, 2018. This revenue recognition standard has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s financial statements are prepared under the accrual method of accounting. Revenues will be recognized when pervasive evidence of an arrangement exists, services have been rendered (product delivered), the sales price is fixed or determinable, and collectability is reasonably assured. This occurs only when the product(s) is ordered and subsequently delivered.

(i) Income Taxes Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.

As of March 31, 2023, the tax years 2022, 2021, 2020, 2019, 2018 and 2017 for the Company remains open for IRS audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

(j) Net loss per share  Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the Company.  Diluted loss per share  is computed by dividing the loss available to stockholders  by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless consideration of such dilutive potential shares would result in anti-dilution. There were no dilutive common stock equivalents for the years ended March 31, 2023 and 2022.

(k) Recent Accounting Pronouncements   In August 2020 the FASB released ASU 2020-06, Debt-Debt with Conversion and Other Options and Derivatives and Hedging – Contracts in Entity’s Own Equity. The Company will adopt this guidance starting with fiscal year 2025 beginning April 1, 2024. The Company has determined that the adoption of ASU 2020-06, ASC 250-10-S99-5 and S99-6 will have no effect on the Company’s financial statements or operations.

F-9

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - LIQUIDITY AND GOING CONCERN CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern, as reflected by the net loss of approximately $.45 million, accumulated deficit of approximately $3.5 million through March 31, 2023, and a deficiency in working capital of approximately $2.25 million at March 31, 2023. The ability of the Company to continue as a going concern is dependent upon commencing operations, developing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  The Company is currently seeking additional capital to allow it to grow its operations

NOTE 4 SHORT TERM ADVANCES TO RELATED PARTY

During the year ended March 31, 2022, the Company advanced $2,510 to a related party with no stated interest rate or maturity. $5,472 remains outstanding at March 31, 2023.

NOTE 5 LONG TERM LINE OF CREDIT TO RELATED PARTY

Since inception SIH has provided a short-term line of credit facility (“Line”) to a related party. This Line carries a 10% interest rate on amounts drawn and had a maturity of December 31, 2017.

The maturity date has been extended to December 31, 2023. In the year ended March 31, 2023, SIH advanced $40,600 on this line. At March 31, 2023, the balance outstanding was $250,100, with accrued interest of $111,795.

NOTE 6 FIXED ASSETS

On June 6. 2017, SIH entered into an amended agreement to acquire a historic landmark property located in Cedar Key, FL. The Company intends to form a new entity wholly owned to establish and operate a “bed and breakfast” on this property. On April 21, 2021, the company closed on the $288,950 purchase of this property.

NOTE 7 SHORT TERM LOANS TO RELATED PARTY

The Company has four notes receivable from a single related party. These notes carry a 10% interest rate and the maturities have been extended to December 31, 2023. At March 31, 2022, the principal amounts outstanding are $18,620, $22,500, $62,000 and $18,000, with accrued interest of $22,079, $13,713, $35,621 and $17,711.

NOTE 8 CONVERTIBLE REDEEMABLE PROMISSORY NOTES

The Company has issued 25 Convertible Redeemable Notes with seven third parties for a total of $815,500which carry a 10% rate of interest. The notes are convertible into shares of our common stock at a 60% discount to the trading price of the then quoted market price of the common stock at the time of conversion. 13 of these notes from have original or extended maturity dates of  December 31, 2022 to September 1, 2023. 12 of these notes for a total of $218,700 from one holder have an extended maturity date of December 31, 2023.

F-10

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 8 CONVERTIBLE REDEEMABLE PROMISSORY NOTES, continued

In the event of default, the default interest rate becomes 15% and the default conversion rate becomes a 65% discount to the trading price of the quoted market price of the common stock.

At March 31, 2023, accrued interest totals $337,368.

Because there was no market price for our common stock on the date of the note issuances, we recognized a beneficial conversion feature of $815,500 as a discount on the notes. The discount was being amortized as additional interest over the life of the note. At March 31, 2023, the unamortized discount is $11,821.

We evaluated the conversion features embedded in the notes payable described above for derivative accounting in accordance with ASC 815-40, Derivatives and Hedging embedded in the notes payable for derivative accounting in accordance with the criteria for classification within shareholders’ equity.

During the year ended March 31, 2022, SIH issued four of the 25 Convertible Redeemable Notes with third parties for a total of $325,000.

NOTE 9 CONVERTIBLE REDEEMABLE LINE OF CREDIT

During the year ended March 31, 2022, SIH received a Convertible Redeemable Line of Credit from a single third party in the total face amount of $330,000. The line of credit carries an 18% interest rate and a maturity of

December 31, 2023. As of March 31, 2023, SIH has drawn $299,870 on this line of credit. At March 31, 2023, $89,492 interest has been accrued.

Because there was no market price for our common stock on the date of the note issuances, we recognized a beneficial conversion feature of 299,870 as a discount on the notes. The discount was being amortized as additional interest over the life of the note. At March 31, 2023, the unamortized discount is $0.

We evaluated the conversion features embedded in the notes payable described above for derivative accounting in accordance with ASC 815-40, Derivatives and Hedging embedded in the notes payable for derivative accounting in accordance with the criteria for classification within shareholders’ equity.

NOTE 10 RELATED PARTY TRANSACTIONS

a) Short term line of credit and loans to related parties We have provided loans, advances and a credit facility to related parties. See Notes (4), (5) and (6).

NOTE 11 INCOME TAXES

We recognize deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of our assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax (benefit) provision related to continuing operations are as follows at March 31:

F-11

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 11 INCOME TAXES, continued

	2023	2022
Current (benefit) expense	$-	$-
Deferred tax (benefit)	-	-
Total (benefit) expense for income taxes	$-	$-

The Company's effective income tax  (benefit) expense differs from the statutory federal income tax rate of 35% as follows at March 31 as follows:

	2023	2022
Tax (benefit) provision on net income before income taxes	-14.17%	-14.17%
Effect of state taxes (net of federal effects)	-5.50%	-5.50%
Increase in valuation allowance	19.67%	19.67%
Net tax provision	0.00%	0.00%

We record a valuation allowance to reduce deferred tax assets if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In determining the need for a valuation allowance, an assessment of all available evidence both positive and negative was required.

In accordance with the provisions of ASC 740: Income Taxes, we record a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At March 31, 2018 and 2017, we have no liabilities for uncertain tax positions. We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

NOTE 12 STOCKHOLDERS EQUITY

At March 31, 2023 and 2022, we have 100,000,000 shares of par value $0.0001 common stock authorized and 7,500,000 issued and outstanding.

NOTE 13 FINANCIAL INSTRUMENTS

(a) Currency Risk We expect to be exposed to currency risk on its joint venture investments denominated in currencies other than the U.S. dollar. We expect to actively manage these risks by adjusting its pricing to reflect currency fluctuations and purchasing foreign currency at advantageous rates.

(b) Liquidity Risk Liquidity risk is the risk that we will not be able to meet our obligations associated with financial liabilities. We rely on cash flows generated from operations, as well as injections of capital through the issuance of the Company's capital stock to settle its liabilities when they become due.

(c) Interest Rate Risk We are not exposed to significant interest rate risk due to the short-term maturities of our financial assets and liabilities.

F-12

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 14 CONCENTRATIONS OF CREDIT RISK

a) Cash We maintain our cash in bank deposit accounts, which may, at times, may exceed federally insured limits. We did not have cash balances in excess of FDIC insured limits at March 31, 2023 or 2022.

NOTE 15 COMMITMENTS AND CONTINGENCIES

a) Other  From time to time we may be subject to asserted claims and liabilities that arise in the ordinary course of business. We intend to maintain insurance policies to mitigate potential losses from these actions. In the opinion of management, the amount of the ultimate liability with respect to those actions will not materially affect our financial position or results of operations.

NOTE 16 MATERIAL CONTINGENT CONTRACTS

SIH entered into the following agreements. The formation of some or all of the joint venture entities described below are conditional upon SIH obtaining sufficient funding from a contemplated initial public offering of securities of up to $25,000,000:

In  March 2023, SIH entered into an agreement with Africo American Inc LLC (AAI) to form a joint venture majority owned by SIH with minority ownership by AAI to economically contribute to racial harmony.  The joint venture is expected to serve as the foundation for significant Black and Hispanic ownership in the USA and sub-Saharan Africa of the abundant mining and other natural resources that in the past, have not contributed significantly to a better quality of life for the previously disadvantaged.

In August 2022, SIH entered into an agreement with Sovereign Asset Management (SAM) and with Blackstar Management (BM) to form a joint venture majority owned by SIH with minority ownership by both BM and SAM, the joint venture is expected to offer potential investors who would rather have a private equity return instead of the return of a holding company, that opportunity.

In  August 2022, SIH entered into an agreement with Land America Holdings and Investment Group LLC (LAH) to form a joint venture majority owned by SIH with minority ownership by LAH to use its creative development, financing, and construction expertise to provide new access to both commercial and residential projects in redeveloping areas. SIH intends to develop the Rosewood property it owns through this joint venture.

In August 2022, SIH entered into an agreement with Fedwel, LLC to form a joint venture majority owned by SIH with minority ownership by Fedwel as a vehicle for taking advantage of the African Growth and Opportunity Act, (AGOA), a program of the United States government, designed to help African companies access the U. S. markets.

In May 2022, SIH entered into an agreement with LL Burge & Associates, LLC (LBA) to form a joint venture majority owned by SIH with minority ownership by LBA to pursue domestic semi-conductor production framework as a result of the CHIPS Act.

In June 2017, SIH entered into an agreement with Dunns-Josaphine, LLC to form a new entity designed to finance the development/renovation/operation of an existing historic landmark hotel in Miami, FL. SIH committed to invest $500,000 for a 25% ownership interest in the joint venture.

NOTE 17 COVID-19 PANDEMIC AND VARIANTS

The full extent to which the COVID-19 pandemic may directly or indirectly impact our business, results of operations and financial condition, will depend on future developments that are uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19, as well as the economic impact on local, regional, national and international customers and markets. We have made estimates of the impact of COVID-19 within our financial statements, and although there is currently no major impact, there may be changes to those estimates in future periods.

NOTE 18 SUBSEQUENT EVENTS

(a) Convertible Redeemable Promissory Notes Payable   In July 2023, the Company extended a new convertible note, with the same terms and conditions as the previous 25 convertible notes payable in exchange for $11,700 in cash.

F-13

F-14

SOCIAL INVESTMENT HOLDINGS, INC.

Condensed Balance Sheets

	September 30, 2023	March 31, 2023
ASSETS	(unaudited)
CURRENT ASSETS
Cash	$7,366	$40,943
Prepaid expenses and other current assets	47,000	47,000

Total current assets	54,366	87,943

FIXED ASSETS
Land	288,950	288,950

Total fixed assets	288,950	288,950

Total Assets	$343,316	$376,893

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,221,500	$1,238,500
Convertible notes payable and accrued interest, net of discount	1,228,334	1,143,323
Convertible line of credit and accrued interest, net of discount	416,424	389,362

Total current liabilities	2,866,258	2,771,185

Total Liabilities	2,866,258	2,771,185

Commitments and contingencies

STOCKHOLDER’S EQUITY
Common stock, $0.0001 par value, authorized 100,000,000 shares; 7,500,000 issued and outstanding	750	750
Additional paid-in capital	1,122,120	1,122,120
Accumulated deficit	(3,645,812)	(3,517,162)

Total stockholders’ equity	(2,522,942)	(2,394,292)

Total Liabilities and Stockholder’s Equity	$343,316	$376,893

The accompanying notes are an integral part of the condensed financial statements.

F-15

SOCIAL INVESTMENT HOLDINGS, INC.

Condensed Statement of Operations

For the Six Months, Ended September 30,

(unaudited)

	2023	2022

REVENUES	$-	$-

OPERATING EXPENSES:
General and administrative expenses	15,672	52,610

Total expenses	15,672	52,610

OTHER (INCOME) EXPENSE
Interest income	(19,123)	(8,267)
Interest expense	132,101	190,402
Reserve for bad debt	47,778	18,267

Total other (income) expense	112,978	200,402

Net loss before income taxes	(128,650)	(253,012)
Income taxes	-	-

Net loss	$(128,650)	$(253,012)

Net loss per weighted average common share	($0.02)	($0.03)

Number of weighted average common shares outstanding	7,500,000	7,500,000

The accompanying notes are an integral part of the condensed financial statements.

F-16

SOCIAL INVESTMENT HOLDINGS, INC.

 Statement of Stockholders’ Equity (Deficit)

	Number of Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity

BALANCE, April 1, 2022	7,500,000	$750	$1,096,371	$(3,065,220)	$(1,968,099)
Beneficial conversion rights in connection with issuance of convertible notes	-	-	25,749	-	25,749
Net loss	-	-	-	(451,942)	(451,942)

Balance, March 31, 2023	7,500,000	750	1,122,120	(3,517,162)	(2,394,292)

Net loss	-	-	-	(128,650)	(128,650)

Balance, September 30, 2023 (unaudited)	7,500,000	$750	$1,122,120	$(3,645,812)	$(2,522,942)

The accompanying notes are an integral part of the condensed financial statements.

F-17

SOCIAL INVESTMENT HOLDINGS, INC.

Condensed Statement of Cash Flows

For the Six Months, Ended September 30,

(unaudited)

	2022	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(128,650)	$(253,012)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of debt discount	11,821	118,938
Reserve for bad debt	47,778	18,267
Changes in operating assets and liabilities
Decrease in accounts payable and accrued expenses	(17,000)	-
Increase in accrued interest receivable	(19,127)	(8,267)
Increase in accrued interest payable	72,501	71,464

Net cash used by operating activities	(32,677)	(52,610)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans and advances to related party	(29,650)	(10,000)
Repayment of loans and advances to related party	1,000	-

Net cash provided (used) by investing activities	(28,650)	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of related party loans payable	-	-
Proceeds from third party loans and advances payable	27,750	25,749

Net cash provided by financing activities	27,750	25,749

Net increase (decrease) in cash	(33,577)	(38,861)

CASH, beginning of period	40,943	122,486

CASH, end of period	$7,366	$85,625
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Taxes	$-	$-

The accompanying notes are an integral part of the condensed financial statements.

F-18

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information with respect to the Six Months Ended September 30, 2023 is unaudited)

NOTE 1 -  NATURE OF OPERATIONS

Social Investments Holdings, Inc. (“SIH”) is a Florida chartered corporation which conducts business from its headquarters in Miami, Florida. We intend to enter into various joint ventures principally with minority owned businesses. SIH was incorporated on January 31, 2017, and has elected March 31 as its fiscal year end.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation The accompanying condensed interim financial statements have been prepared without audit in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"). In our opinion, the accompanying unaudited interim financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation.

(b) Use of Estimates  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(c) Cash and Cash Equivalents  For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.  We had no financial instruments that qualified as cash equivalents at September 30, 2023 or March 31, 2023.

(d) Receivables and Allowance for Doubtful Accounts The company evaluates the collectability of our loans and line of credit receivables based on a combination of factors.  Collection risks are mitigated by ongoing credit evaluation of the debtors; and the frequent contact by us with our debtors enables us to monitor changes in business operations and to respond accordingly. Allowances for doubtful accounts are recognized based on the length of time the receivables are outstanding, the current business environment and historical experience.

(e) Property and equipment All property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method.  Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

(f) Financial Instruments and Fair Value Measurements  ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 “Fair Value Measurement” clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

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SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, continued

(f) Financial Instruments and Fair Value Measurements, continued

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

(g) Related Party Transactions  All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

(h) Revenue Recognition  The Company adopted Accounting Standards Codification, (“ASC”), 606, “Revenue from Contracts with Customer” on January 1, 2018. This revenue recognition standard has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; e) Recognize revenue when (or as) performance obligations are satisfied. The Company’s financial statements are prepared under the accrual method of accounting. Revenues will be recognized when pervasive evidence of an arrangement exists, services have been rendered (product delivered), the sales price is fixed or determinable, and collectability is reasonably assured. This occurs only when the product(s) is ordered and subsequently delivered.

(i) Income Taxes  Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the financial statements.  Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.

As of September 30, 2023, the tax years 2023, 2022, and 2021 for the Company remain open for IRS audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

(j) Net loss per share  Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the Company.  Diluted loss per share is computed by dividing the loss available to stockholders  by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless consideration of such dilutive potential shares would result in anti-dilution. There were no dilutive common stock equivalents for the six ended September 30, 2023, and 2023.

(k) Recent Accounting Pronouncements In August 2020 the FASB released ASU 2020-06, Debt-Debt with Conversion and Other Options and Derivatives and Hedging – Contracts in Entity’s Own Equity. The Company will adopt this guidance starting with fiscal year 2025 beginning April 1, 2024. The Company has determined that the adoption of ASU 2020-06, ASC 250-10-S99-5 and S99-6 will have no effect on the Company’s financial statements or operations.

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SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - LIQUIDITY AND GOING CONCERN CONSIDERATIONS

The accompanying interim condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern, as reflected by the net loss of approximately $.1 million, accumulated deficit of approximately $3.5 million through September 30, 2023, and a deficiency in working capital of approximately $2.8 million at September 30, 2023. The ability of the Company to continue as a going concern is dependent upon commencing operations, developing sales and obtaining additional capital and financing.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  The Company is currently seeking additional capital to allow it to grow its operations.

NOTE 4 SHORT TERM ADVANCES TO RELATED PARTY

During the year ended March 31, 2022, the Company advanced $2,510 to a related party with no stated interest rate or maturity. $5,472 remains outstanding at September 30, 2023. The Company has established a 100% reserve for these advances.

NOTE 5 SHORT TERM LOANS TO RELATED PARTY

The Company has four notes receivable from a single related party. These notes carry a 10% interest rate and the maturities have been extended to June 30, 2024. At September 30, 2023, the principal amounts outstanding are $18,620, $22,500, $62,000 and $18,000, with accrued interest of $23,010, $15,769, $39,846 and $21,711. The Company has established a 100% reserve for these notes receivable.

NOTE 6 OTHER CURRENT ASSETS

At September 30, 2023, the Company has a deposit towards a joint venture in the amount of $47,000.

NOTE 7 FIXED ASSETS

 On June 6. 2017, SIH entered into an amended agreement to acquire a historic landmark property located in Cedar Key, FL. The Company intends to form a new entity wholly-owned to establish and operate a “bed and breakfast” on this property. On April 21, 2021, the company closed on the $288,950 purchase of this property.

NOTE 8 LONG TERM LINE OF CREDIT TO RELATED PARTY

Since inception SIH has provided a short-term line of credit facility (“Line”) to a related party. This Line carries a 10% interest rate on amounts drawn and had a maturity of December 31, 2017. The maturity date has been extended to June 30, 2024.In the six months ended September 30, 2023, SIH advanced $41,700 on this line and was repaid $1,000. At September 30, 2023, the balance outstanding was $290,805, with accrued  interest of $120,063. The Company has established a 100% reserve for this line of credit.

NOTE 9 CONVERTIBLE REDEEMABLE PROMISSORY NOTES

The Company has issued 28 Convertible Redeemable Notes with seven third parties for a total of $843,250 which carry a 10% rate of interest. The notes are convertible into shares of our common stock at a 60% discount to the trading price of the then quoted market price of the common stock at the time of conversion. All 28 of these have maturity date extended to June 30, 2024.

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SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 9 CONVERTIBLE REDEEMABLE PROMISSORY NOTES, continued

In the event of default, the default conversion rate becomes a 65% discount to the trading price of the quoted market price of the common stock.

At September 30, 2023, accrued interest totals $382,807.

Because there was no market price for our common stock on the date of the note issuances, we recognized a beneficial conversion feature of $807,200 as a discount on the notes. The discount was being amortized as additional interest over the life of the note. At September 30, 2022, there is no remaining unamortized discount.

We evaluated the conversion features embedded in the notes payable described above for derivative accounting in accordance with ASC 815-40, Derivatives and Hedging embedded in the notes payable for derivative accounting in accordance with the criteria for classification within shareholders’ equity.

NOTE 10 CONVERTIBLE REDEEMABLE LINE OF CREDIT

During the year ended March 31, 2023, SIH received a Convertible Redeemable Line of Credit from a single third party in the total face amount of $330,000. The line of credit carries an 18% interest rate and a maturity of February 28, 2023, which has been extended to June 30, 2024. As of September 30, 2023, SIH has drawn $299,870 on this line of credit. At September 30, 2023, $116,554 interest has been accrued.

Because there was no market price for our common stock on the date of the note issuances, we recognized a beneficial conversion feature of $299,870 as a discount on the notes. The discount was being amortized as additional interest over the life of the note. At September 30, 2023, the unamortized discount is $0.

We evaluated the conversion features embedded in the notes payable described above for derivative accounting in accordance with ASC 815-40, Derivatives and Hedging embedded in the notes payable for derivative accounting in accordance with the criteria for classification within shareholders’ equity.

NOTE 11 RELATED PARTY TRANSACTIONS

a) Short term line of credit and loans to related parties  We have provided loans, advances and a credit facility to related parties. See Notes (4), (5) and (6).

NOTE 12 STOCKHOLDERS EQUITY

At September 30, 2023 and March 31, 2023, we have 100,000,000 shares of par value $0.0001 common stock authorized and 7,500,000 issued and outstanding.

NOTE 13 FINANCIAL INSTRUMENTS

(a) Currency Risk We expect to be exposed to currency risk on its joint venture investments denominated in currencies other than the U.S. dollar. We expect to actively manage these risks by adjusting its pricing to reflect currency fluctuations and purchasing foreign currency at advantageous rates.

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SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 13  FINANCIAL INSTRUMENTS, continued

(b) Liquidity Risk Liquidity risk is the risk that we will not be able to meet our obligations associated with financial liabilities. We rely on cash flows generated from operations, as well as injections of capital through the issuance of the Company's capital stock to settle its liabilities when they become due.

(c) Interest Rate Risk We are not exposed to significant interest rate risk due to the short-term maturities of our financial assets and liabilities.

NOTE 14 CONCENTRATIONS OF CREDIT RISK

a) Cash We maintain our cash in bank deposit accounts, which may, at times, may exceed federally insured limits. We did not have cash balances in excess of FDIC insured limits at September 30, 2023 and March 31, 2023.

NOTE 15 COMMITMENTS AND CONTINGENCIES

a) Other  From time to time we may be subject to asserted claims and liabilities that arise in the ordinary course of business. We intend to maintain insurance policies to mitigate potential losses from these actions. In the opinion of management, the amount of the ultimate liability with respect to those actions will not materially affect our financial position or results of operations.

NOTE 16 MATERIAL CONTRACTS

SIH has entered into the following agreements. The formation of some or all of the joint venture entities described below are conditional upon SIH obtaining sufficient funding from a contemplated initial public offering of securities of up to $25,000,000:

In  March 2023, SIH entered into an agreement with Africo American Inc LLC (AAI) to form a joint venture majority owned by SIH with minority ownership by AAI to economically contribute to racial harmony.  The joint venture is expected to serve as the foundation for significant Black and Hispanic ownership in the USA and sub-Saharan Africa of the abundant mining and other natural resources that in the past, have not contributed significantly to a better quality of life for the previously disadvantaged.

In August 2022, SIH entered into an agreement with Sovereign Asset Management (SAM) and with Blackstar Management (BM) to form a joint venture majority owned by SIH with minority ownership by both BM and SAM, the joint venture is expected to offer potential investors who would rather have a private equity return instead of the return of a holding company, that opportunity.

In  August 2022, SIH entered into an agreement with Land America Holdings and Investment Group LLC (LAH) to form a joint venture majority owned by SIH with minority ownership by LAH to use its creative development, financing, and construction expertise to provide new access to both commercial and residential projects in redeveloping areas. SIH intends to develop the Rosewood property it owns through this joint venture.

In August 2022, SIH entered into an agreement with Fedwel, LLC to form a joint venture majority owned by SIH with minority ownership by Fedwel as a vehicle for taking advantage of the African Growth and Opportunity Act, (AGOA), a program of the United States government, designed to help African companies access the U. S. markets.

In May 2022, SIH entered into an agreement with LL Burge & Associates, LLC (LBA) to form a joint venture majority owned by SIH with minority ownership by LBA to pursue domestic semi-conductor production framework as a result of the CHIPS Act.

In June 2017, SIH entered into an agreement with Dunns-Josaphine, LLC to form a new entity designed to finance the development/renovation/operation of an existing historic landmark hotel in Miami, FL. SIH committed to invest $500,000 for a 25% ownership interest in the joint venture.

NOTE 17 COVID-19 PANDEMIC AND VARIANTS

The full extent to which the COVID-19 pandemic may directly or indirectly impact our business, results of operations and financial condition, will depend on future developments that are uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain it or treat COVID-19, as well as the economic impact on local, regional, national and international customers and markets. We have made estimates of the impact of COVID-19 within our financial statements, and although there is currently no major impact, there may be changes to those estimates in future periods.

F-23

PART III—EXHIBITS

Index to Exhibits/Description of Exhibits

*1	SILICON PRAIRIE PORTAL AGREEMENT
*2.1 (A)	ARTICLES OF INCORPORATION
*2.1 (B)	AMENDMENT TO ARTICLES OF INCORPORATION
*2.2	BYLAWS
*4	SUBSCRIPTION AGREEMENT
*6.1	SOVEREIGN ASSET MANAGEMENT JOINT VENTURE AGREEMENT
*6.2	BLACKSTAR MANAGEMENT JOINT VENTURE AGREEMENT
*6.3	LAND AMERICA HOLDINGS INVESTMENT GROUP JOINT VENTURE AGREEMENT
*6.4	LL BURGE AND ASSOCIATES JOINT VENTURE AGREEMENT
*6.5	FEDWEL JOINT VENTURE AGREEMENT
*6.6	TINA WILLIAMS/ ROSEWOOD REAL ESTATE PURCHASE CONTRACT
*6.7	AFRICO AMERICAN INCORPORATED JOINT VENTURE AGREEMENT
*6.8	WORLD FOOD PROGRAM MEMORANDUM OF UNDERSTANDING
11.1	AUDITOR CONSENT OF BF BORGERS CPA PC
11.2	AUDITOR CONSENT OF BALKO AND COMPANY
12	LEGAL OPINION
*99.1	SIH WEBSITE “ABOUT” PAGE SCREENSHOTS
*99.2	SIH WEBSITE “OUR BUSINESS MODEL” PAGE SCREENSHOT
*99.3	SIH WEBSITE “JOINT VENTURES” PAGE SCREENSHOTS
*99.4	SIH WEBSITE “OUR TEAM” PAGE SCREENSHOTS

* PREVIOUSLY FILED

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certiﬁes that it has reasonable grounds to believe that it meets all of the requirements for ﬁling on Form 1-A and has duly caused this associated Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 1, 2024.

SOCIAL INVESTMENT HOLDINGS, INC.

By:	/s/ Julius V. Jackson
Julius V. Jackson, President

Signatures/Title	Date

/s/ John E. Oxendine	February 1, 2024
John E. Oxendine, Principle Executive Officer and Chairman

/s/ Newall J. Daughtrey	February 1, 2024
Newall J. Daughtrey, Principle Financial Officer and Director

/s/ N. Patrick Range Jr.	February 1, 2024
N. Patrick Range Jr., Director

/s/ Gordon G. Murdock	February 1, 2024
Gordon G. Murdock, Director

/s/ Patricia J. Braynon	February 1, 2024
Patricia J. Braynon, Director

/s/ Robert Curbelo	February 1, 2024
Robert Curbelo, Director

/s/ Timothy M. Lane	February 1, 2024
Timothy M. Lane, Director

/s/ Isaac Rhodes Robinson, Jr.	February 1, 2024
Isaac Rhodes Robinson, Jr, Director

44